Internal Use Investor Information August - September Exhibit 99.1

2 Topic Page # Profile and Strategy 3-14 Asset / Liability Management 15-25 Fees & Expenses 26-34 Business Segment Highlights 35-42 Loans & Deposits 43-54 Capital, Debt & Liquidity 55-60 Investments in Tech, Digital, & Ops 61-64 Credit 65-71 Near-Term Expectations 72 Appendix & Forward Looking Statements 73-85 Table of Contents

3 Longstanding Strategic Priorities Committed to: • Diversified revenue streams • Disciplined capital allocation • Disciplined expense management • Positive operating leverage Profitability Strategically Investing in: • High-growth markets with above median organic loan & deposit growth vs. peers(1) • Opportunities to leverage the core footprint's projected 3.5% population growth(2) • Non-bank M&A to expand products and capabilities • Talent, technology, products and services that drive organic growth Growth Relentless focus on: • Balancing growth with disciplined underwriting and risk management • Resilient performance across economic cycles • Shareholder value protection through proactive balance sheet and hedging strategies • Strong capital and liquidity supporting growth Soundness (1) Source: S&P Cap IQ and SEC Reporting. Avg loan and deposit balance changes from FY20 to FY25. Peer balances have been adjusted for bank merger & acquisition activity: CFG, FITB, FCNCA, FHN, HWC, HBAN, KEY, MTB, SSB, PNC, TFC, USB, ZION. Peer median excludes RF. (2) Source: S&P Cap IQ. Generating Consistent Sustainable Long-term Performance

Attractive Footprint and Strong Brand Presence

Home field advantage in the southeast

GENERATING Consistent Sustainable Long-term Performance

Winning in Core Markets

Building trust & serving clients for over 170 years



Regions HQ
Retail Branch Footprint
Specialized Lending Nationwide

Strong Profitability/Returns Supported by:

- ☑ Low Cost Core Deposits
- ☑ Loyal Customer Base
- ☑ Strong Brand
- ☑ Employer / Bank of Choice

Strong Growth Profile

9 of 15	Unemployment rates in 9 of our 15 state footprint remain at or below the national average[2] (including 5/8 of our top deposit states)
3.5%	Regions' deposit weighted population growth by MSA for 2026-2031 is 3.5% vs. national average of 2.6%[1]
20 of 30	20 of Regions' top 30[1] MSAs are projected to grow faster than the U.S. national average

19th	Ranked 19th in the U.S. in total deposits[1]
~70%	Top 5 market share in ~70% of MSAs across 15-state footprint[1]
~90%	~90% of deposits reside in top 8 states by deposits
~$5,300	Average consumer NIB account balance[3]

(1) Source: S&P Cap IQ. Top 30 market share as defined by deposit dollars - FDIC as of 6/30/2025; pro-forma for announced M&A transactions as of 7/28/2026. Top 5 share based on MSA and non-MSA counties. S&P's demographic data is provided by Claritas based primarily on 2024 U.S. Census data. (2) Source: U.S. Bureau of Labor Statistics. (3) Based on 2Q26 average balances.

REGIONS | 4

Building on Our Success

Strategic investments in priority markets driving deposit expansion

GENERATING
Consistent Sustainable Long-term Performance

Continuing to Invest in Priority Markets[2]

Building on success with incremental investments supporting growth while maintaining advantage in core businesses and markets.

Proven Track Record of Success…

$14.6B

Deposit Growth in Priority Markets[1] since 2019

7 of 8

Priority Markets[1] Gaining Share since 2019



58% vs. 41%

Regions Deposit Growth[1] since '19 Outpacing Market

Maximizing Growth Opportunities

Priority Market Growth Opportunities[1]

$1.6T

Deposit Opportunity (RF $40B)[2]



'26-'31 Population Growth[3]
2.58%
3.53%
6.21%
US
Regions Footprint
Priority Markets



Priority Markets '26-'31 Projected Population Growth[3]
Nashville
5.7%
Tampa
6.7%
Atlanta
4.2%
Miami/SFL
5.7%
Orlando
8.3%
Dallas/FW
7.3%
Huntsville
7.9%
Houston
7.3%
Nat'l avg: 2.6%

Deposits[4]	Mkt Share	Rank
$9.6	9.7%	3
$7.5	8.4%	5
$6.3	2.6%	7
$5.7	1.7%	13
$2.9	4.2%	5
$2.8	0.7%	19
$2.7	22.3%	1
$2.4	0.7%	16

(1) Priority markets include: Tampa, Orlando, Miami/SFL, Houston, Dallas/FW, Nashville, Atlanta, and Huntsville. (2) RF deposits in Priority Markets as of June 2025. Data Source: FDIC Deposit Data. (3) Source: S&P Capital IQ. S&P's demographic data is provided by Claritas based primarily on 2024 U.S. Census data. All S&P Cap IQ data pulls as of 7/29/2026. (4) $ in billions.

REGIONS | 5

Investing in People and Technology

Expanding talent and capabilities in markets with greatest opportunity

GENERATING Consistent Sustainable Long-term Performance

Investing in Banker Expansion

3-Year Associate Impact

~870

- Hiring ~170 incremental bankers across Middle Market, Small Business, TM, Mortgage, and Wealth
- Adding ~100 revenue-enablement roles to support banker productivity
- Reskilling and reallocating ~600 retail bankers toward small business and mass affluent customers, primarily across high-growth markets

~ 84%

Overall Initiative: ~84% Complete[1]

Early Results Across Our Three Lines of Business...

Corporate	Consumer	Wealth
+40%[2]	**+7%**	**$6B**
YTD increase in new commercial logos	Jun YTD increase in small business checking account production	Growth in client assets
Generated following investment in more than 60 bankers over the past 18 months	*Driven by reskilled small business bankers versus 2024 levels*	*Attributed to new advisors hired over the past three years*

Investments in Technology

Personalization Powered by AI

☑ *CashFlowIQ*
- *Provides bill payment, accounts payable and receivable, and invoice generation – streamlining all the tools needed to run a business*

☑ *RegionsClientIQ*
- *A machine-learning data product for Commercial and Treasury Management RMs to prioritize client opportunities, plan quality conversations,and flag early credit and client attrition risk*

☑ *SmallBusinessIQ*
- *Identifies personalized solutions for small business owners*

☑ *Mortgage Analytics Pro*
- *Insights for mortgage lending officers*

Modernizing the Customer Experience

☑ New Native Mobile App

☐ Small Business Digital Origination Platform
- ☐ Deposits 2H26
- ☐ Lending 1H27

☑ Commercial Loan System
- ☑ Integration Summer 2026

☐ Deposit System
- ☑Core installed/tested, ancillary systems integrated
- ☐ Comprehensive testing and piloting 2026
- ☐ Customer Migration 2027

☐ General Ledger

(1) As of 6/30/2026. Progress includes ~46% completion of incremental banker and revenue-enablement hires, with retail banker reskilling and reallocations largely complete. (2) Growth YTD May '26 vs YTD May '25.

REGIONS | 6

7 Above Median Organic Loan and Deposit Growth Consistent, disciplined growth 5 Yr Loan Growth excl. Bank M&A 14% 14% 10% 10% 9% 6% 5% 3% 3% 2% 2% (1)% (2)% (5)% Peer 1 Peer 2 Peer 3 RF Peer 4 Peer 5 Peer 6 Peer 7 Peer 8 Peer 9 Peer 1 0 Peer 1 1 Peer 1 2 Peer 1 3 Source: S&P Cap IQ and SEC Reporting. Avg loan & deposit balance changes cover FY20 to FY25. Peer balances have been adjusted for bank merger & acquisition activity: CFG, FITB, FCNCA, FHN, HWC, HBAN, KEY, MTB, SSB, PNC, TFC, USB, ZION. Peer median excludes RF. Peer Median: 3% 5 Yr Deposit Growth excl. Bank M&A 18% 17% 17% 17% 17% 12% 10% 9% 9% 4% 2% (1)% (1)% (5)% Peer 1 Peer 2 Peer 7 Peer 3 RF Peer 4 Peer 1 3 Peer 6 Peer 9 Peer 1 2 Peer 8 Peer 5 Peer 1 0 Peer 1 1 Peer Median: 9%

8 Deposit Advantage Key to Franchise Value Above median deposit growth & disciplined pricing FY25 Total Deposit Cost (%) Av g. T ot al D ep os it Gr ow th 1% 2% (10)% —% 10% 20% RF Peer Median 5 Year Deposit Growth vs Current Deposit Costs(1) (1) Source: S&P Cap IQ and SEC Reporting. Avg deposit balance changes cover FY20 to FY25. Peer balances have been adjusted for bank merger & acquisition activity: CFG, FITB, FCNCA, FHN, HWC, HBAN, KEY, MTB, SSB, PNC, TFC, USB, ZION. 3.21% 2.85% 3.36% 3.90% 3.54% 3.61% 3.67% 3.66% 2.99% 2.72% 3.10% 3.10% 3.00% 3.13% 3.24% 3.21% RF Peer Median 2020 2021 2022 2023 2024 2025 1Q26 2Q26 Net Interest Margin vs. Peers(1)

9 Regions' Consistent Outperformance Sustained advantage in risk efficiency Adjusted PPI(1) Less Net Charge-offs to RWA(2) 1.96% 1.99% 2.30% 2.47% 2.31% 2.09% 2.19% 2.18% 2.32% 1.97% 1.79% 1.89% 1.95% 1.92% 1.77% 1.83% 1.89% 2.01% RF Peer Median 2019 2020 2021 2022 2023 2024 2025 1Q26 2Q26 (1) Non-GAAP; see Appendix for reconciliation. (2) Source: S&P Capital IQ. Risk-weighted Assets (RWA) used in the analysis represents the simple average of the 4 quarterly disclosed amounts for each year (some peers are estimated in the current quarter). Peers include CFG, FITB, FCNCA, FHN, HWC, HBAN, KEY, MTB, SSB, PNC, TFC, USB, ZION. Regions' earnings, including credit costs, have been top quartile vs peers since 2019

10 9.0% 9.7% 11.0% 17.6% 14.9% 9.2% 21.4% 24.1% 21.9% 17.8% 18.2% 18.3% 19.0% 12.0% 10.3% 12.9% 16.0% 14.4% 8.4% 16.1% 18.1% 15.0% 14.4% 15.1% 13.3% 14.8% RF Peer Median 2015 2016 2017 2018 2019 2020 2021 2022 2023 2024 2025 1Q26 2Q26 (1) Non-GAAP; see Appendix for RF reconciliation. Peers' source is S&P Cap IQ and includes CFG, FITB, FCNCA, FHN, HWC, HBAN, KEY, MTB, SSB, PNC, TFC, USB, ZION. (2) As of 12/31/2025. (3) Peers with a net loss in the base year are omitted from the dataset. Rank: 1 Rank: 1 Rank: 1 Rank: 1 5 Year EPS CAGR 31% 21% 17% 15% 15% 14% 13% 12% 11% 9% 4% 4% —% Peer 1 Peer 2 RF Peer 3 Peer 4 Peer 5 Peer 6 Peer 7 Peer 8 Peer 9 Peer 1 0 Peer 1 1 Peer 1 2 10 Year EPS CAGR 26% 19% 18% 13% 12% 10% 9% 8% 6% 6% 6% 4% 4% 4% Peer 1 Peer 1 2 Peer 4 Peer 1 3 RF Peer 7 Peer 8 Peer 2 Peer 5 Peer 6 Peer 3 Peer 1 0 Peer 9 Peer 1 1 Peer Leading ROATCE(1) For 5 Straight Years Peer Median: 12% Peer Median: 8% (2)(3) (2)(3) Leading with Consistently Strong Growth Metrics Supports a higher P/E multiple Rank: 1 Rank: 1 Rank: 1

11 5 Year Total Shareholder Return 154% 93% 92% 88% 84% 78% 76% 55% 55% 55% 42% 39% 32% 14% Peer 1 2 Peer 7 Peer 8 Peer 1 RF Peer 5 Peer 4 Peer 3 Peer 1 1 Peer 6 Peer 2 Peer 1 3 Peer 9 Peer 1 0 Total Shareholder Return Strong track record of Shareholder Returns 10 Year Total Shareholder Return 732% 410% 410% 354% 319% 275% 265% 216% 201% 168% 161% 116% 110% 85% Peer 1 2 Peer 1 RF Peer 5 Peer 6 Peer 7 Peer 3 Peer 2 Peer 1 1 Peer 8 Peer 4 Peer 9 Peer 1 0 Peer 1 3 Peer Median: 55% Peer Median: 216% As of 6/30/2026. Peers' include CFG, FITB, FCNCA, FHN, HWC, HBAN, KEY, MTB, SSB, PNC, TFC, USB, ZION.

12 Independent Recognition of Customer and Market Leadership Top industry rankings highlight Regions’ ability to win with customers, build trust, and differentiate in key markets Regions ranked #1 in America’s Best Customer Service 2025 and is the most highly rated commercial bank by Newsweek. Regions ranked No. 1 among regional banks in the JD Power 2026 U.S. Online Banking Satisfaction Study SM for the sixth time in the past seven years and ranked No. 2 in customer satisfaction with mobile banking apps among regional banks. For the second consecutive year, in 2025, Regions Bank has earned the No. 2 spot on American Banker’s ‘Top 20 Banks by Reputation’ list. Regions is proud to be rated No. 1 in customer satisfaction among traditional banks by the American Customer Satisfaction Index Regions Bank Private Wealth Management division earns two top industry honors at the 2026 Global Private Banking Innovation Awards for the second consecutive year.

13 Driving Sustainable Performance Through People and Innovation Recognition for workplace excellence, innovation, and specialized expertise For the fifth consecutive year, Regions Bank was recognized as a 2025 Silver Status Military Friendly and Military Spouse Friendly Employer In 2026, Regions Bank was again named a Gallup Exceptional Workplace Award Winner for Engagement for the 12th consecutive year. Regions Institutional Services division has been named to the National Association of Plan Advisors’ (NAPA) Top Defined Contribution Advisor Teams list. Regions recognized as a gold winner of the 2025 Datos Impact Award for best innovation in product development. In 2025, for the eighth consecutive year, Fannie Mae has recognized Regions Mortgage for excellence in loan servicing Regions Investment Management recognized for the fifth consecutive year as a top workplace for its strong culture, employee engagement, and supportive programs. Regions Named 2026 Gold Recipient of the Bell Seal for Workplace Mental Health

Second Quarter Overview

Continue to deliver consistent, sustainable long-term performance

GENERATING Consistent Sustainable Long-term Performance

Key Performance Metrics	2Q26 Reported	2Q26 Adjusted[1]
Net Income Available to Common Shareholders	$549M	$583M
Diluted Earnings Per Share	$0.64	$0.68
Total Revenue	$1,907M	$1,947M
Non-Interest Expense	$1,121M	$1,116M
Pre-Tax Pre-Provision Income[1]	$786M	$831M
Efficiency Ratio	58.3%	56.9%
Net-Charge Offs / Avg Loans	0.42%	0.42%
Return on Average Tangible Common Equity[1]	19.01%	20.18%

Highlights

- Proven history of consistently generating top-quartile returns in our peer group[2]
- Delivering continued momentum across core businesses, including a record quarter in Wealth Management
- Benefiting from healthy business activity and stable consumer financial conditions across our footprint
- Advancing digital leadership and technology modernization through:
  - #1 JD Power ranking in Customer Satisfaction for Regional Bank Websites[3]
  - #2 JD Power ranking in Customer Satisfaction with Mobile Banking Apps among Regional Banks[3]
  - Successful deployment of our new commercial lending platform
- Expanding capital markets capabilities and long-term growth opportunities through the July 1, 2026 acquisition of The Frazer Lanier Company

(1) Non-GAAP, see appendix for reconciliation. In certain instances no adjustments have been made and the resulting "adjusted" figure is therefore equal to the reported amount and no reconciliation has been provided. (2) Peers include CFG, FCNCA, FHN, FITB, HBAN, HWC, KEY, MTB, PNC, SSB, TFC, USB, ZION. (3) JD Power 2020-2022, and 2024-2026 (tied in 2026) U.S. Banking Online Satisfaction Studies; among banks with $60B to $199B in deposits and 200+ branches, which measures customer satisfaction with financial institutions' website experience for banking account management. Visit jdpower.com/awards for more details

REGIONS | 14

NII & Margin Performance

Well protected margin with NII growth from balance sheet repricing and expansion

GENERATING
Consistent Sustainable Long-term Performance

FTE NII and NIM ($ in millions)



$1,271
3.65%
2Q25
$1,261
3.67%
1Q26
$1,291
3.66%
2Q26
NII
NIM

NII Attribution ($ in millions)



$1,248
$1,277

	1Q26	Loan Balances	Deposit Cost/Mix	Fixed Asset Turnover[1]	Securities Reposition	Days	Other[2]	2Q26
NII		+$7M	+$7M	+$6M	+$5M	+$6M	-$2M	+$29M
NIM		-4bps	+2bps	+2bps	+1bp	-2bps	---	-1bp

2Q NII and NIM Drivers

NII increased 2% QoQ; NIM decreased 1bp to 3.66%

- Strong, broad-based loan growth
- New production fixed-rate asset yields continue to benefit from elevated long-term interest rates
  - Securities repositioning completed at the beginning of 2Q
- Disciplined deposit and funding cost management
  - 2Q interest-bearing deposit cost[3] **-3bps** QoQ
  - 2Q cycle-to-date interest-bearing beta[4] = **37%**
- While loan growth and day-count support NII expansion, they negatively impact NIM

(1) Fixed rate asset turnover includes the benefits of loan and securities production at higher market rates than maturities. (2) Other mostly from small offsetting items including loan/lease accrual adjustments, negative credit interest reversals, the mid-quarter debt issuance cost, and other miscellaneous items. (3) Measuring quarterly average costs from 1Q26 to 2Q26. (4) Using a starting point of 3Q24 interest-bearing deposit costs and peak Fed Funds of 5.50%.

REGIONS | 15

2026 NII[1] Expected Range and Assumptions

NII expected to grow in 2026 under a wide range of possible outcomes

GENERATING
Consistent Sustainable
Long-term Performance

Expectation: Full-year 2026 NII to grow between 2.5 – 4%, with fixed-rate asset turnover, funding cost management, and loan growth as the primary drivers

- 3Q26 NII expected to increase ~2% vs 2Q26, from balance sheet growth, fixed-rate asset turnover, hedging rate increase, and day count
- 3Q26 NIM expected to be stable to modestly higher vs 2Q26, exiting the year at approximately 3.70%

Net Interest Income Trend ($M)



Continuation of long-term growth trajectory after post-pandemic normalization
$5,000
$4,000
$3,000
2015
2016
2017
2018
2019
2020
2021
2022
2023
2024
2025
2026
NII
2026 NII Guidance Range

+4% Upper End

- Higher long-term interest rates / steeper yield curve (10-year above 4.75%); widening asset spreads
- Accelerating loan and/or deposit balance growth
- Interest-bearing deposit costs outperform mid-30%s beta; increasing non-interest bearing deposit mix

Current Outlook

- Mostly stable yield curve: range-bound long-term rates (10-year 4.00% to 4.75%)[2]
- Full year average loan balances up low single digits and deposit balances up low single digits
- Mid/high-30%s interest-bearing deposit beta; Non-interest-bearing deposit mix stable in the low-30%s

+2.5% Lower End

- Lower long-term interest rates / flatter yield curve (10-year below 4.00%); tightening asset spreads
- Declining loan and/or deposit balances
- Interest-bearing deposit costs underperform mid-30%s beta; decreasing non-interest-bearing deposit mix

(1) NII represents non-FTE Net Interest Income. (2) Importantly, "neutral" position to short-term market rate movements reduces the importance of near-term FOMC decisions on NII performance.

REGIONS | 16

NII Positioning in an Uncertain Rate Environment

Mostly "neutral" interest rate risk position protected from fed funds changes; modest exposure to long-end rates

GENERATING **Consistent Sustainable Long-term Performance**

Sensitivity to short-term rates

Floating Rate Balance Sheet Exposure[1] ($B)



Adds Floating Rate Exposure
Reduces Floating Rate Exposure
$52
$7
$(19)
$(4)
$(34)
$2
Loans
Cash
Net Asset Hedges
Debt (incl. Hedges)
Beta-adjusted IB Deposits
Residual Exposure

- **Hedging** - offsets contractual floating rate exposure and creates a mostly neutral interest rate risk position, where changes in fed funds are not expected to be a material driver of NII variability
- **Key Assumption: Deposit Costs/Beta** - mid/high-30%s interest-bearing deposit beta achievable to protect NII from fed funds changes

Sensitivity to middle/long-term rates

Future NII Benefit from Fixed-Rate Asset Turnover



Next 12 Months Exposure:
10yr UST +0.50% adds NII of ~$25M full year vs forwards
Market forward case
10yr UST -0.50% lowers NII by ~$25M full year vs forwards
3 mos
6 mos
9 mos
12 mos

- **Front-book/back-book tailwind** - $12B to $14B of annual fixed-rate loan production and securities reinvestment at higher yields than those maturing is a primary driver of NII growth
- **Benefit from higher rates/steepening curve** - maintain some asset sensitivity to middle/long-term rate changes given impact on production/reinvestment yields

(1) 6/30/26 balance sheet; Floating rate loans excludes mortgage ARMs. Cash adjusted short-term tenors include all rate tenors 12 months and shorter; middle/long-term tenors include those beyond 1 year.

REGIONS | 17

18 • Balance sheet position naturally benefits from higher interest rates (i.e. asset sensitive), supported by ◦ Large floating rate loan mix ◦ Large, stable deposit base as evidenced over multiple rate cycles • Fixed-rate securities and receive-fixed hedges insulate the natural interest rate sensitivity in the balance sheet • Current interest rate risk profile is mostly neutral to changes in market interest rates ◦ 2.6 year asset duration ◦ 2.7 year liability duration Floating 68% Fixed 32% Deposits 81% Borrowings 5% Other 3%Equity 12% Interest- Bearing 59% Non-IB 31% Time 10% Loans 62% Securities 20% Cash 4% Other 14% Floating 34% Fixed (ex Hedges) 43% Fixed Hedges 23% $131B Loans(2)(3) $99B Balance Sheet Profile (As of June 30, 2026) Portfolio Compositions $161B Assets(1) Liabilities & Equity $161B Wholesale Borrowings(2) $8B Deposits (1) Securities includes AFS, the unrealized AFS loss, and HTM securities; cash represents interest-bearing deposits held with the Federal Reserve. (2) Additional hedging detail included on the "Hedge Strategy Update" slide. Excludes forward-starting derivatives (both forward starting cash flow hedges and forward starting fair value hedges on 2Q & 3Q 2024 debt issuances.) (3) ARM mortgage loans are included as floating rate loans.

19 Balance Sheet Positioning Advantage Strong deposit franchise and funding position provide an opportunity for flexibility and margin outperformance in an evolving rate environment **All balances are ending as of 6/30/26; Source: SEC reporting. Peers include CFG, FCNCA, FHN, FITB, HBAN, HWC, KEY, MTB, PNC, SSB, TFC, USB, ZION. Loan-to-Deposit Ratio 96% 90% 87% 85% 84% 83% 82% 82% 81% 79% 77% 76% 76% 72% Pe er 1 Pe er 2 Pe er 3 Pe er 4 Pe er 5 Pe er 6 Pe er 7 Pe er 8 Pe er 9 Pe er 1 0 Pe er 1 1 Pe er 1 2 RF Pe er 1 3 Non-interest Bearing (NIB) to Total Deposits 35% 34% 31% 29% 27% 25% 24% 24% 23% 22% 22% 20% 18% 16% Pe er 6 Pe er 8 RF Pe er 5 Pe er 1 2 Pe er 9 Pe er 3 Pe er 2 Pe er 1 Pe er 7 Pe er 1 0 Pe er 1 3 Pe er 4 Pe er 1 1 Peer Median: 82% Peer Median: 24% Total Liability Cost (%) 2.25 2.12 2.07 1.93 1.93 1.90 1.88 1.80 1.79 1.76 1.76 1.66 1.53 1.33 Pe er 3 Pe er 4 Pe er 1 1 Pe er 9 Pe er 1 3 Pe er 1 Pe er 7 Pe er 1 0 Pe er 2 Pe er 5 Pe er 1 2 Pe er 8 Pe er 6 RF Peer Median: 1.88% Wholesale Borrowings to Total Liabilities (%) 16% 15% 15% 14% 10% 9% 9% 8% 8% 6% 6% 5% 4% 3% Pe er 7 Pe er 3 Pe er 1 1 Pe er 9 Pe er 5 Pe er 4 Pe er 1 3 Pe er 1 2 Pe er 1 0 Pe er 1 Pe er 6 RF Pe er 8 Pe er 2 Peer Median: 9%

20 Deposit Pricing Outperformance Expected to Persist • Regions' deposit composition has led to repricing (betas) among the lowest in the peer group through multiple rising rate cycles ◦ Consistent rate seeking behavior/composition across the last two cycles • If the FOMC remains on hold and the rate environment is unchanged in the near-term, expect deposit costs to remain roughly stable ◦ In a changing rate environment, expect deposit beta to be in the mid- to upper-30% range 2.50% 5.50% 4.50% 3.75% 0.82% 2.34% 1.99% 1.69% 1.03% 2.90% 2.46% 2.15% Fed Funds RF IB Deposit Cost Peer Median 1Q18 3Q18 1Q19 3Q19 1Q20 3Q20 1Q21 3Q21 1Q22 3Q22 1Q23 3Q23 1Q24 3Q24 1Q25 3Q25 1Q26 —% 1.00% 2.00% 3.00% 4.00% 5.00% 6.00% (1) Peers include CFG, FCNCA, FHN, FITB, HBAN, HWC, KEY, MTB, PNC, SSB, TFC, USB, ZION. (2) CDs excluding brokered CDs; maturities as of 6/30/2026; balances do not include future rollover Interest-bearing Deposit Cost vs. Peers(1) In t- Be ar in g De po si t R at es Interest-Bearing Deposit Pricing $5.3 $2.9 $2.8 $4.3 $1.0 3.4% 3.0% 3.0% 3.2% 2.9% Volume $B Rate 2Q26 3Q26 4Q26 1Q27 2Q27 CD Maturities(2)

Interest-Bearing Deposit Mix

GENERATING
Consistent Sustainable
Long-term Performance

Composition of deposit book affords ability to maintain cost advantage under a range of market rate outcomes;
When combined with hedges, creates a well protected margin

Interest-bearing Deposits: $90.2B
(labels represent % of IB Deposits)



% of 2Q26 Ending Interest-Bearing Deposits
Market Priced & CD Maturities(1)
Mid-Beta / Mid-Cost(2)
Low-Beta / Low-Cost(3)
39%
Time Deposits
All Other Interest-Bearing Deposits
18%
43%

Market Priced & CD Maturities[1]

- Accounts expected to reprice with market rates, plus near term CD maturities (incl. indexed deposits)
- Beta expectation: 80%-100%

Mid-Beta / Mid-Cost[2]

- Accounts with an intermediate rate
- Beta expectation: 20-30%

Low-Beta / Low-Cost[3]

- Mostly Consumer/Wealth low rate stable accounts with small account size & customer longevity
  - $13K avg account balance
  - Avg acct open for 14+ yrs
- Beta expectation: 0-10%

(1) Includes deposits with a rate above 300bps and corporate sweep deposits as well as time deposits maturing in the coming 6 months; any time deposits with a rate above 300bps are included in this cohort. (2) Comprised of deposits with a rate between 100-300bps and time deposits maturing in the next 6 to 12 months. (3) Includes deposits with a rate below 100bps and time deposits with a remaining maturity of more than 12 months.

REGIONS | 21

Net Interest Margin History

Generating consistent, sustainable, long-term performance

GENERATING **Consistent Sustainable Long-term Performance**

Learned lesson from outsized credit and rate exposure in GFC; have used hedges to achieve NIM protection and outperform peers

Net Interest Margin (NIM)[1] Through the Interest Rate Cycle



4.25%
4.00%
3.75%
3.50%
3.25%
3.00%
2.75%
2.50%
RF NIM¹
Peer Median NIM¹
Outperformance given hedging portfolio and balance sheet management
Pandemic Maintained stable Adj NIM¹ (~40bps outperformance worth ~$550M annual NII)
Rising Rates
Retained ability to benefit, expanding outperformance vs. peers
Underperformance given elevated rate risk exposure and other correlated risks
Peak Rate
Reduced rate exposure to maintain performance vs. peers (~50bps worth ~$700M annual NII)
1Q 07 3Q 07 1Q 08 3Q 08 1Q 09 3Q 09 1Q 10 3Q 10 1Q 11 3Q 11 1Q 12 3Q 12 1Q 13 3Q 13 1Q 14 3Q 14 1Q 15 3Q 15 1Q 16 3Q 16 1Q 17 3Q 17 1Q 18 3Q 18 1Q 19 3Q 19 1Q 20 3Q 20 1Q 21 3Q 21 1Q 22 3Q 22 1Q 23 3Q 23 1Q 24 3Q 24 1Q 25 3Q 25 1Q 26

Fed Funds Target Rate & Regions' Interest Rate Risk Positioning



6.00%
5.00%
4.00%
3.00%
2.00%
1.00%
0.00%
-1.00%
Elevated Rate Risk Position
Periods of abnormal monetary policy may justify the need for an elevated risk profile
Normalize Rate Risk Position
Periods of normalizing monetary policy likely justify a normal/reduced risk tolerance
Elevated Rate Risk Position
Normalize Rate Risk Position
Fed Funds
Great Recession
Zero Rate Recovery Period
Rising Rate Cycle
Pandemic Zero Rate Period
Rising Rate Cycle
Falling Rate Cycle
1Q 07 3Q 07 1Q 08 3Q 08 1Q 09 3Q 09 1Q 10 3Q 10 1Q 11 3Q 11 1Q 12 3Q 12 1Q 13 3Q 13 1Q 14 3Q 14 1Q 15 3Q 15 1Q 16 3Q 16 1Q 17 3Q 17 1Q 18 3Q 18 1Q 19 3Q 19 1Q 20 3Q 20 1Q 21 3Q 21 1Q 22 3Q 22 1Q 23 3Q 23 1Q 24 3Q 24 1Q 25 3Q 25 1Q 26 3Q 26

(1) Given the impact to NIM across the industry from elevated pandemic-related cash, Regions and peer NIMs have been adjusted to exclude surge cash above 4Q19 levels from 2Q20 to 3Q22. Peers include CFG, FCNCA, FHN, FITB, HBAN, HWC, KEY, MTB, PNC, SSB, TFC, USB, ZION.

REGIONS | 22

23 2026 2027 2028 2029 2030 2031 2032 $23.2B $23.2B $21.9B $18.7B $17.5B $11.7B $4.5B $4.2B $4.2B $4.3B $4.4B $4.9B $5.2B $3.5B $19.0B $19.0B $17.6B $14.3B $12.6B $6.5B $1.0B (Q ua rt er ly A vg ) Asset Hedge Notional 3.10% 3.21% 3.39% 3.57% 3.57% 3.59% 3.65% 3.59% 3.58% 3.58% 3.60% 3.64% 3.65% 3.73% (A nn ua l A vg ) 2Q26 3Q26 4Q26 1Q27 Receive-Fixed, Cash Flow Swaps - Loans $23.5B $23.3B $23.5B $23.4B Pay-Fixed, Fair Value Swaps - AFS Securities $4.2B $4.2B $4.2B $4.2B Net Asset Swap Position(1) $19.3B $19.1B $19.3B $19.2B Cash Flow Swap Receive Rate(3) 3.06% 3.13% 3.16% 3.20% AFS Fair Value Swap Pay Rate(3) 3.58% 3.58% 3.58% 3.58% $2.0B $2.0B $1.7B $1.0B $0.3B $0.3B $0.0BCash Flow Collars - Loans(2) $2.0B $2.0B $2.0B $2.0B Hedging Strategy Update Mostly "neutral" rate risk position protects margin & decreases capital volatility Receive-Fixed, Cash Flow Swaps - Loans Cash Flow Collars - Loans(2) Pay-Fixed, Fair Value Swaps - AFS Securities Net Asset Swap Position(1) (1) Net Asset Swap Position equals Receive-Fixed Cash Flow Swaps - Loans minus Pay-Fixed Fair Value Swaps - AFS Securities. (2) Legacy collars have weighted avg. floor of 1.86%, weighted avg. cap of 6.22%. Collars executed in 2026 have weighted avg. floor of 3.30%, weighted avg. cap of 4.75%. Collars use short interest rate caps to pay for long interest rate floors; weighted avg. floor of 2.34%, weighted avg. cap of 5.73%. (3) Floating rate leg of swaps vs overnight SOFR. 2Q26 Asset Hedging Activity Cash Flow Hedging Fair Value Hedging Focused on reducing NIM volatility Focused on reducing AOCI volatility Short-term rate protection in future periods • Added $1B in forward-starting (2029), 3Y receive-fixed swaps (3.6%) Medium and long-term rate sensitivity hedges (fixed asset turnover) • Added $1.25B in forward-starting (Sep-26), 5Y receive-fixed swaps (3.5%) • Terminated $1.5B in fixed asset turnover swaps hedging 1Q26 Securities fair value hedges (with offsetting NIM sensitivity transaction) • Added $0.9B in forward-starting (2030), 4Y avg receive-fixed swaps (3.8%) with avg maturity in 2034 to offset interest rate risk associated with fair value AOCI hedges • Added $0.9B in forward-starting (2030), 4Y avg pay-fixed swaps (3.8%) with avg maturity in 2034 Tactical increase in near-term protection given fewer/no Fed Funds cuts priced for 2026 • Added $0.3B in spot-starting receive-fixed swaps (3.6%) maturing Dec-26 • Terminated $0.3B in active pay-fixed swaps maturing Apr-28 as o f 6 /3 0/ 20 26 Short-term rate protection in future periods • Added $1.5B in forward-starting, receive-fixed swaps (3.7%), with a weighted average start date in 2028 and a weighted average maturity date in 2031 • Added $1B in forward-starting collars (3.30% floor and 4.75% cap), with a weighted average start date in 2028 and weighted average maturity in 2030 2Q26 Cash Flow Hedging Focused on Reducing NIM Volatility Medium and long-term rate sensitivity hedges (fixed asset turnover) • Added $0.25B in forward-starting (November 2026), 5Y receive-fixed swaps (3.8%) • Terminated $1.5B of 2Q26 fixed rate loan production hedges

24(1) Includes AFS securities, the $779M unrealized AFS loss, and HTM securities as of 6/30/2026. (2) As of 6/30/2026 from Earnings Disclosures; Peer set includes CFG, FCNCA, FHN, FITB, HBAN, HWC, KEY, MTB, PNC, SSB, TFC, USB, ZION • Reinvestment of paydowns/maturities accretive to portfolio yield by ~1.65% (excluding repositioning activity) • Sold ~$900M short-duration Agency/Govt bullet-like securities at a $40M pre- tax loss, reinvesting into longer-duration Agency CMBS and MBS at 2.5% higher yields (Previously disclosed with Q1 2026 Earnings) ◦ Represents normal duration management, adding downside rate protection • Portfolio constructed to protect against changes in market rates ◦ Duration of ~3.9 years (AFS ~3.5 years) as of 6/30/2026; provides offset to long- duration deposit book ◦ 28% of securities in the portfolio are bullet-like (CMBS, corporate bonds, agency bullets, and USTs) ◦ MBS mix concentrated in less sensitive prepayment collateral types: lower loan balances, seasoning, and state-specific geographic concentrations • 98% US Government or Agency guaranteed ◦ ~$400M high quality, investment grade corporate bond portfolio is short-dated (<3.0 year duration) and well diversified across sectors and issuers ◦ The Agency CMBS portfolio is guaranteed by government agencies and is collateralized by mortgage loans on multifamily properties • 84% classified as Available-for-Sale; 16% Held-to-Maturity Agency/UST 8% Agency MBS 70% Agency CMBS 21% Corporate Bonds 1% Securities Portfolio Provides downside rate protection/liquidity Securities Portfolio Composition(1) $32.7B 2Q26 Activity AFS, 84% HTM, 16% $32.7B Y /Y C ha ng e in Y ie ld (b ps ) 2Q 26 A FS +H TM Yield 4.3 3.4 3.5 3.5 3.7 3.5 3.7 3.2 3.1 3.7 3.7 2.6 3.0 3.4 49 49 25 19 18 4 2 1 -1 -5 -7 -12 -20 -49 AFS+HTM Yield Y/Y Change (bps) Pee r 1 Pee r 2 Pee r 3 Pee r 4 RF Pee r 5 Pee r 6 Pee r 7 Pee r 8 Pee r 9 Pee r 1 0 Pee r 1 1 Pee r 1 2 Pee r 1 3 -100 -50 0 50 100 0.0 2.0 4.0 6.0 Securities Portfolio Yield Changes(2)

25 (1) Fair value hedging includes pay fixed swaps and other strategies currently in development, with the balance sheet duration likely offset through the addition of offsetting cash flow hedges against floating rate loans. (2) As of 6/30/2026 from Earnings Disclosures; Peer set includes CFG, FCNCA, FHN, FITB, HBAN, HWC, KEY, MTB, PNC, SSB, TFC, USB, ZION. (3) Estimated Tax-Adjusted AOCI, current portfolio, market forward interest rates, and Risk Weighted Assets as of 6/30/2026. (4) Total After Tax AOCI excluding CF Hedges as of 6/30/2026. • AOCI associated with unrealized securities gains/ losses is expected to be included as a part of CET1 once B3E rules are finalized (with phase in) ◦ Given Regions’ long duration deposit base, asset duration strategies will still be needed to mitigate inherent interest rate risk exposure • Various strategies have been and will continue to be implemented to reduce capital volatility in the future, including: • At 6/30/2026, AOCI at risk in AFS in + 100 shock is ~$735M or ~57bps of CET1 • Monetizing Held-to-Maturity security liquidity through collateralized deposits Tactic Implementation 1) Held to Maturity (HTM) Designation Migrate AFS securities or add new purchases in HTM Will continue to migrate towards targets over time; timing dependent on rate entry point and regulatory clarity (i.e. timing / HTM treatment); holding elevated capital in interim 2) Shorter Duration AFS Portfolio • Bond selection • Fair value hedging(1) Securities Portfolio - AOCI Management Positioned to manage level/exposure lower over time 52% 48% 45% 41% 32% 29% 29% 23% 23% 22% 20% 17% 16% 13% Peer 1 Peer 2 Peer 3 Peer 4 Peer 5 Peer 6 Peer 7 Peer 8 Peer 9 Peer 1 0 Peer 1 1 Peer 1 2 RF Peer 1 3 —% 5% 10% 15% 20% 25% 30% 35% 40% 45% 50% 55% Peer HTM as % of Portfolio(2) 6/30/2026 5yr UST C E T1 A O C I 10.04% 9.76% 9.62% 9.48% 9.34% 9.19% 8.91% (863) (1,214) (1,395) (1,576) (1,759) (1,943) (2,309) CET1 with AOCI AOCI ($mm) 3.23% 3.73% 3.98% 4.23% 4.48% 4.73% 5.23% 8.50% 9.00% 9.50% 10.00% (2,500) (2,000) (1,500) (1,000) (500) CET1 Including AOCI Sensitivity(4) Securities AOCI Burn Down and Impact to CET1(3) AO CI L os s ( $M ) Cum ulative CET1 Im pact 581 530 427 325 611 569 484 399 $1,192 $1,098 $911 $724 —% 0.07% 0.22% 0.37% AFS HTM CET1 Impact 6/30/2026 YE 2026 YE 2027 YE 2028 $— $250 $500 $750 $1,000 $1,250 $1,500

Non-Interest Income

GENERATING
Consistent Sustainable
Long-term Performance



Non-Interest Income
($ in millions)
$646
$625
$630
2Q25
1Q26
2Q26



Adj. Non-Interest Income(1)
($ in millions)
$646
$625
$670
2Q25
1Q26
2Q26

($ in millions)	2Q26	Change vs 1Q26	Change vs 2Q25
Service Charges – Consumer[2]	$100	4.2%	11.1%
Service Charges – Corporate[3]	$66	—%	10.0%
Wealth Management Income	150	6.4%	12.8%
Card and ATM Fees	126	7.7%	0.8%
Capital Markets (Ex CVA/DVA)	86	3.6%	1.2%
Mortgage Income	33	3.1%	(31.3)%
Other	35	(2.8)%	(7.9)%

QoQ Highlights & Outlook

- NIR increased 1% on a reported basis and 7% on an adjusted[1] basis
- Wealth Management income increased 6% and delivered another record quarter (5th in the last 6 quarters), reflecting strong production and favorable market conditions
- Card and ATM fees increased 8%, driven by seasonally higher transaction volumes
- Capital Markets (Ex CVA) increased 4%, driven by improvements in loan syndications, M&A advisory fees, and real estate capital markets, partially offset by lower commercial swap income; Expect quarterly revenue in the $90 – $105M range, trending toward the lower end in 3Q amid market volatility and elevated rates, with momentum building thereafter
- Continue to expect FY26 adjusted non-interest income to grow 3 – 5% vs FY25[4]; Based on 1H26 performance, expect to trend toward lower end of the range

(1) Non-GAAP; see appendix for reconciliation. (2) Consumer overdrafts typically represent approximately half of these amounts each quarter. (3) The majority of these amounts relate to Treasury Management (TM) activities and typically represent approximately two-thirds of total TM revenue each quarter. (4) See appendix for further information on the forward-looking guidance provided by the Company with respect to this non-GAAP measure.

REGIONS | 26

27 Non-Interest Income/Total Revenue Strong Fee Income Generation Supports a Resilient Revenue Profile 2Q26 43.6% 38.3% 36.0% 34.4% 32.3% 31.7% 31.2% 28.4% 27.8% 27.6% 27.0% 23.8% 22.0% 14.4% Peer 1 Peer 2 Peer 3 RF Peer 4 Peer 5 Peer 6 Peer 7 Peer 8 Peer 9 Peer 10 Peer 11 Peer 12 Peer 13 FY 2025 41.8% 38.1% 37.6% 34.1% 33.0% 29.1% 28.8% 28.5% 27.7% 26.9% 26.8% 23.2% 21.0% 14.1% Peer 1 Peer 3 Peer 2 RF Peer 4 Peer 6 Peer 7 Peer 5 Peer 8 Peer 9 Peer 10 Peer 11 Peer 12 Peer 13 (1) Source: S&P Capital IQ. Peers include CFG, FITB, FCNCA, FHN, HWC, HBAN, KEY, MTB, SSB, PNC, TFC, USB, ZION.

Track Record of Expanding Fee-Based Services

GENERATING **Consistent Sustainable Long-term Performance**

Adjusted Non-Interest Income(1)



($ in millions)
$2,585
$2,001
2011
2012
2013
2014
2015
2016
2017
2018
2019
2020
2021
2022
2023
2024
2025
Corporate
Consumer
Wealth
Other
Consolidated

Strategic investments & enhanced client capabilities have generated over $1B in additional revenue since the global financial crisis (GFC), more than overcoming ~$600M of lost revenue

- The enactment of Regulation E and debit interchange legislation post GFC had a combined ~$300M negative impact
- Overdraft fees have declined ~$300M since 2011, due primarily to customer-friendly enhancements

Proven Non-Interest Income Resiliency

Diversified revenue growth through expanded fee-based services

Capital Markets

- Since re-launch of products in 2014, expanded the business through:
  - **Organic Product Growth:** Debt & Capital Raising, Financial Risk Management, Real Estate
  - **Acquisitions**: BlackArch – M&A, Clearsight – M&A, Sabal – Agency Small Balance & Servicing Platform, Frazer Lanier – Municipal Fin.

Treasury Management

- New product and feature development continues to be an annual priority and amounts to ~20% of annual core TM revenue
- Trade Finance revenue grew an average of 11.4% annually from 2020-2025 through acquisition of new clients and growth of existing relationships

Wealth Management

- 2025 Investment Services and Investment Management & Trust Fees are up $222M vs 2019 (97% Organic); 6-year CAGR of 9.1%
- **Acquisitions:** Highland Associates(2)

Consumer

- Purchased a $1B credit card portfolio in mid-2011
- Organic growth in the debit card portfolio
- Since 2011 expanded mortgage servicing revenue through bulk and flow MSR acquisitions totaling $81B

(1) Non-GAAP; see appendix for reconciliation. Amounts disclosed in years 2024-2016 represent the initial amounts reported in the Company's Segment footnote in the Annual 10-K. Amounts disclosed in years 2015-2012 represent the latest year disclosed in the Company's Annual 10-K with some additional adjustments applied to represent the dynamic nature of segment reporting in order to arrive at amounts comparable to segments as currently viewed by management. Amounts in 2011 could not be recast due to lack of available data to create comparable segment disclosures. (2) Highland Associates acquired in 2019; Contributed $7M of NIR in 2025

REGIONS | 28

Capital Markets

Growing products & services that our clients value

GENERATING **Consistent Sustainable Long-term Performance**

Capital Markets Product Solutions

Mergers & Acquisitions

- M&A Advisory Services

Real Estate

- Multi-family loan origination & distribution
  - Fannie Mae
  - Freddie Mac
  - HUD
- All property types loan origination & distribution
- Low income housing tax credit distribution

Debt & Capital

- Loan syndication
- Sponsor coverage
- Loan sales & trading
- Public and private capital raising

Financial Risk Management

- Interest Rate Derivatives
- Commodity Derivatives
- Foreign Exchange

Capital Markets Annual Revenue (Ex. CVA/DVA)(1)



$65
$101
$151
$159
$201
$188
$263
$323
$303
$272
$354
$350
$169
2014
2015
2016
2017
2018
2019
2020
2021
2022
2023
2024
2025
2026 YTD

- 2Q26 Capital Markets revenue ex. CVA/DVA of $86M increased 4% from prior quarter, driven by improvement in M&A Advisory, Loan Syndications, Real Estate Capital Markets activity.
- Capital Markets revenue ex. CVA/DVA quarterly range expected to be $90M-$105M; 3Q26 expected to be toward the lower end of the range with improvement in 4Q and beyond.

Client Coverage Areas

- Corporate Banking
- Commercial Banking
- Commercial Real Estate
- Specialized Industries
- Wealth Management

(1) $'s in millions. Amounts presented exclude valuation adjustments (CVA/DVA). Prior to 2018, Capital Markets Fee income was labeled as "Capital Markets Fee Income and Other".

REGIONS | 29

Treasury Management & Payments

Strategic Investments Continue to Drive Growth - on Target for another Record Year

GENERATING
Consistent Sustainable Long-term Performance

Treasury Management & Payments Revenue [1]



8% CAGR
2020
2021
2022
2023
2024
2025
2026 YTD

+5% Treasury Management Revenue [2]

+8% Portfolio of Treasury Management Clients[3]

+14% Digital, Payments & Integrated Services Revenue[4]

Earning Recognition for Excellence



2025 WINNER
datos
INSIGHTS
Commercial
Banking
IMPACT AWARDS

2025 Datos Impact Award in Commercial Banking & Payments
Best Innovation in Product Development for Regions Embedded ERP Finance

Continually Investing in Payments

- Enhancing **Embedded ERP Finance**, which allows clients to access and review financial accounts and data in real-time within their ERP platforms, by developing payment capabilities including wire transfer, ACH, and RTP
- Simplifying cash management for small to mid-size businesses with **CashFlowIQ**, offering accounts payable, accounts receivable, invoicing, and bill payment solutions
- Strengthening risk mitigation through the deployment of **Commercial Card alert** capabilities
- Added **Xpress Connect,** a secure print and electronic communications tool, to the integrated billing and payments platform, **BillerXchange**, providing clients with efficient invoicing and communication capabilities
- Leveraging cutting-edge automation to transform remittance processing and accelerate payment reconciliation for healthcare clients with the launch of **Healthcare Receivables Services powered by MediStreams**
- Improving client refund, rebate and other payment distribution efficiencies with **ReimbursePro** by enabling fast, secure delivery through recipients' preferred channels

(1) In millions, as of 6/30/26. (2) YTD Treasury Management Revenue Growth, June '26 to June '25. (3) YoY Client Growth, June '26 to June '25. (4) YTD Digital, Payment & Integrated Services Revenue, June '26 to June '25.

REGIONS | 30

Wealth Management

Specialized expertise and tailored investment guidance to manage and grow wealth

GENERATING **Consistent Sustainable Long-term Performance**

Wealth Management NIR(1)

($ in millions)



9.1% CAGR
$322
$79
$243
$337
$84
$253
$382
$104
$278
$419
$122
$297
$451
$138
$313
$495
$157
$338
$544
$182
$362
2019
2020
2021
2022
2023
2024
2025
Investment Management & Trust Fees
Investment Services Fee Income

The Value We Bring To Our Clients

Every client is unique and deserves a tailor-made path to confidently reach their evolving financial goals. Wherever you are, and wherever you are going, we offer a dedicated team, specialized expertise, and investment guidance to help you manage and grow wealth.

- Managing Wealth for Individuals and Institutions
- Advice & Guidance / Planning / Consultative Approach
- **Solutions**: Wealth Planning, Retirement Planning, Trust & Estates, Digital Investing, Natural Resources & Real Estate, Philanthropic Solutions, Investment Management, Funeral Trust, Custody, Escrows, Corporate Trusts, Business Succession, Brokerage and Life Insurance

Growing our Wealth Management Business(2)

- **+8%** Total Client Assets(3)
- **+8%** Total WM Relationships(4)
- **+13%** WM NIR(1)

The Client Experience

Expanded Solutions to Meet Evolving Client Needs

- Introduced **Crypto ETF** investment options, giving clients access to cryptocurrency-related investments
- Launched the **Regions Charitable Fund** (Donor-Advised Fund), helping clients integrate charitable giving into their strategies.

Improved Client Education, Advice Delivery, and Engagement

- Upgraded the weekly Friday Market Calls, creating a more interactive experience for clients and improving access to market insights and expert guidance.
- Delivered market insights, educational content, fraud prevention resources, and client events to support informed financial decisions and advisor engagement

(1) WM NIR does not include the top of company portion of service charges on deposit accounts and similar smaller dollar amounts that are also attributable to the WM segment. (2) 2Q26 vs. 2Q25 unless otherwise noted. (3) Client Assets consists of AUA, Brokerage Assets and Annuity Assets. (4) Total WM Relationships consists of Total Private Wealth Households, Institutional Accounts, and Investment Services Accounts.

REGIONS | 31

32 Mortgage Remains a key component of fee revenue (1) Mortgage Bankers Association – Mar 2026 Forecast. (2) Includes residential owned portfolio and serviced for others. (3) MBA/Stratmor PGR FY2025. Mortgage Income ($ in millions) Strong Performance Industry-Leading Low-Cost Servicer Delivery Efficiency • Mortgage Income: $65M 2Q26 YTD; $158M FY25 • Portfolio 757 Avg. FICO | 53% current LTV • $407K Avg. New Loan Size • Production exceeds market in percentage of purchase production volume at 73% in 2Q26 vs 63% for the industry(1) • $83B servicing portfolio(2) as of 2Q26 with appetite for future growth • $0.9B in MSRs acquired YTD with flow purchases • Importance of Scale: Servicing fees help offset production declines in elevated rate cycles • Servicing expense 24% lower than peer average(3) • 19% lower origination and fulfillment cost than peer average(3) • Investing in omnichannel capabilities • Partnership with retail bank is competitive advantage $137 $163 $333 $242 $156 $109 $146 $158 $65 Production Revenue Servicing and MSR/Hedge Revenue 2018 2019 2020 2021 2022 2023 2024 2025 2026 YTD

Non-Interest Expense

GENERATING Consistent Sustainable Long-term Performance


Non-Interest Expense
($ in millions)
$1,073
$1,068
$1,121
56.0%
56.6%
58.3%
2Q25
1Q26
2Q26
Non-interest expense
Efficiency ratio


Adj. Non-Interest Expense(1)
($ in millions)
$1,073
$1,068
$1,116
56.0%
56.6%
56.9%
2Q25
1Q26
2Q26
Adjusted non-interest expense (1)
Adjusted efficiency ratio (1)


Adj. Non-Interest Expense(1)
($ in millions)
2.8% CAGR
$3,387
$3,419
$3,434
$3,443
$3,541
$3,698
$3,886
$4,262
$135
$4,227
$22
$4,331
2016
2017
2018
2019
2020
2021
2022
2023
2024
2025
Adjusted non-interest expense (1)
Include expenses associated with acquisitions (2)
Incremental operational losses

QoQ Highlights & Outlook

- NIE increased 5% on a reported basis and 4% on an adjusted[1] basis
- Salaries & benefits increased 6%, reflecting higher revenue-based incentives, a full quarter of merit, one additional day in the quarter, and elevated market value adjustments for supplemental employee benefit liabilities
- FDIC insurance assessments decreased 11%, driven by the unsecured debt adjustment (UDA) associated with the company's debt issuance during the quarter
- Maintaining disciplined expense management while continuing to invest across the franchise
- Continue to expect FY26 adjusted NIE (inclusive of investments) to be up 1.5 – 3.5% vs FY25; Anticipate generating FY adj. positive operating leverage[3]

(1) Non-GAAP; see appendix for reconciliation. (2) 2Q20 acquisition of Ascentium Capital and 4Q21 acquisitions of EnerBank, Sabal Capital Partners, and Clearsight Advisors. (3) See appendix for further information on the forward-looking guidance provided by the Company with respect to this non-GAAP measure.

REGIONS | 33

34 Efficiency Ratio vs. Peers 2Q26 Efficiency Ratio vs. Peers FY 2025 Efficiency Ratio vs. Peers 50.0% 52.8% 55.3% 55.6% 56.1% 56.3% 56.5% 57.9% 58.8% 59.5% 61.1% 62.0% 63.0% 63.2% Peer 1 Peer 2 Peer 3 Peer 4 Peer 5 Peer 6 RF Peer 7 Peer 8 Peer 9 Peer 10 Peer 11 Peer 12 Peer 13 54.6% 56.0% 56.4% 56.8% 56.9% 57.3% 57.8% 58.5% 59.7% 59.8% 61.6% 62.6% 63.4% 64.4% Peer 3 Peer 6 RF Peer 2 Peer 4 Peer 7 Peer 1 Peer 5 Peer 9 Peer 8 Peer 13 Peer 11 Peer 12 Peer 10 (1) Efficiency ratios per S&P Global Market Intelligence. Peers include CFG, FITB, FCNCA, FHN, HWC, HBAN, KEY, MTB, SSB, PNC, TFC, USB, ZION.

GENERATING Consistent Sustainable Long-term Performance

Diversified Lines of Businesses

Consumer Bank

- Retail Banking Services
  - Deposit
  - Debit & Credit Card
  - Home Equity
  - Secured & Unsecured Lending
  - Small Business
- Mortgage
  - Retail and Consumer Direct
  - Mortgage Servicing
- Home Improvement Financing

Corporate Bank

- Commercial
- Corporate & Institutional
  - Corporate
  - Real Estate
  - Capital Markets
- Treasury Management
- Specialty Lending Businesses
  - ABL
  - Ascentium Capital
  - Equipment Finance

Wealth Management

- Private Wealth Investment Management, Banking & Trust Services
- Institutional, Corporate, & Philanthropic Investment Consultant Services
- Investment Solutions for Retail Clients

2Q26 Pre-tax pre-provision income(1)


8%
$786M
47%
45%

2Q26 Average loans


2%
33%
$99B
65%

2Q26 Average deposits


6%
1%
31%
$131B
62%

Consumer | Corporate | Wealth Management | Other

(1) Pie %'s exclude the pre-tax pre-provision income from the Other Segment totaling ($63). The Other Segment consists primarily of unallocated Treasury functions (securities portfolio and wholesale funding activities), as well as certain reconciling items necessary to translate management accounting practices into consolidated results.

REGIONS | 35

Consumer Bank

High Performing, Proven Consumer Business Creating Value for Customers and Shareholders

GENERATING
Consistent Sustainable Long-term Performance

10,450 Associates	**1,246** Branches	**1,777** ATMs
4.2M Consumer Customers	**365K** Small Businesses	**382K** Mortgage Customers

All figures as of 2Q26

Regions has served the Southeast for over 170 years:

~70%	Top 5 Market share in ~70% of MSAs across 15-state footprint[1]
#1	Deposit Cost vs. Peers
16	Top 5 Branch share in 16 of our top 20 markets

How our model wins

1. **Primacy-based acquisition strategy** leads to granular, low cost deposits and NIR
2. **Industry leading customer experience across channels** delivers long tenured, primary relationships and high customer loyalty
3. **Focused lending to homeowners** drives attractive returns and discipline credit performance
4. **Local and people focused culture** drives differentiated reputation and market dominance and differentiates us from competition

Competitive Advantage		Business Outcomes
Long standing presence in markets	→	Presence in markets averaging 74 years
Enduring organization	→	20+ years without disruption
Differentiated experience	→	Top decile customer experience
Strategic market positioning	→	
Technology & AI innovation	→	Modern core and proprietary AI tools driving efficiencies and growth

(1) Source: S&P Cap IQ. FDIC as of 6/30/2025; pro-forma for announced M&A transactions as of 7/28/2026. Top 5 share based on MSA and non-MSA counties. S&P's demographic data is provided by Claritas based primarily on U.S. Census data.

REGIONS | 36

Consumer Banking Group

Driving growth and customer engagement through strategic investments

GENERATING
Consistent Sustainable Long-term Performance

Continuing to Deliver Strong Results

Non-interest bearing deposit balances increased 1% YTD driven by account growth and increased balances within the back book portfolio; Maintained competitive deposit rates while preserving our **industry leading deposit costs of 82bps YTD**

16% increase YTD in Mortgage production driven by improved market conditions and incremental campaigns to support launch of ARC tool

Small Business performance continues to grow; Net checking increased 83 bps YTD; Lending production up 47% YTD; New merchant partnership contributing to 4% increase in referrals YTD

Home equity production up 9% YTD with improved utilization; Investments in **home equity capabilities** have improved pull through by 500 bps

Credit card spend YTD growth of 8% driven by account growth and higher spend per account

Disciplined credit risk management; 2Q26 **Net charge-offs of 63bps**; Down 7bps YoY and down 6bps vs 1Q26

Delivering Solid Customer Satisfaction & Loyalty

J.D. Power[1] ranked Regions Bank #1 in customer satisfaction among regional bank online experiences 6 of the last 7 years

Regions Bank ranked **2nd in American Banker's** list of top banks by reputation

Regions Bank has been recognized as a **Fannie Mae STAR™ performer** for the 9th consecutive year

Top-decile in customer loyalty per Gallup

4.9 out of 5 Mobile app star rating[2]

Strategic Investments Across The Business

Launched **personalized insights**, a new feature that delivers tailored financial insights, proactive notifications, and actionable insights based on real-time account activity

Nearing completion of **branch redesign efforts**, **accelerating hiring** to support branch transformation initiatives, and **advancing engagement with local real estate brokers** across 45 high-priority target markets

Mass Affluent households have increased 8% YoY while increasing mass affluent market share

AI branch coaching tool in pilot with over 2,500 practice simulations

Launched **ARC (Automated Refinance Calculator)** which analyzes +100 million mortgage repricing scenarios to generate customer solutions in under 5 minutes

Enhanced fraud detection through new biometrics tool to protect against cyber criminals and expanded deployment of a caller monitoring system in the IVR

(1) JD Power 2020-2022, and 2024-2026 (tied in 2026) U.S. Banking Online Satisfaction Studies; among banks with $60B to $199B in deposits and 200+ branches, which measures customer satisfaction with financial institutions' website experience for banking account management. Visit jdpower.com/awards for more details. (2) iOS app store rating.

REGIONS | 37

38 Branch Network Strategy Delivering a world-class branch experience through targeted growth • Nearing completion of branch redesign efforts, accelerating hiring to support branch transformation initiatives, and advancing engagement with local real estate brokers across 45 high-priority target markets. • Execute a disciplined approach of 135-150 new locations in footprint, balancing new branch builds, relocations, and optimization of underperforming sites to enhance network productivity - resulting in a similar size network • Prioritize investments in high-growth, priority markets, with impacts extending across the entire footprint, positioning Regions as the market leader among competitive market entrants • Modernize existing branch network, creating a welcoming, advice-oriented branch experience that customers expect from Regions as their hometown bank Strategic Priorities 135 to 150 Branch Builds 1,000 + Renovations Investing in High-Growth Priority Markets Targeted Expansion and Network Optimization

Corporate Banking Group

A diversified engine for growth and long-term performance

GENERATING
Consistent Sustainable
Long-term Performance

61,541	2,838	170
Client Relationships (1)	Associates (1)	Local Offices

Clients	Coverage
Commercial Banking (2)	
Emerging Commercial $5M - $20M	Local and Dedicated Relationship Managers + Digital
Middle Market $20M to $500M	Local and Dedicated Relationship Managers + Industry & Product Specialists
Corporate & Institutional Banking (3) Corporate Banking, Real Estate Banking, Capital Markets	
Large Corporate $500M - $2B	Dedicated Coverage Bankers + Industry Specialists & Strategic / Capital Advisory

How our model wins and differentiates us



Out-Local National Banks
Our strategy begins and ends with
Our People
Deeply-Embedded in Local
Tenured Teams & Clients
Brand Stability & Reliability
Process
Relationship-Led
Local Decisioning
Industry-Relevant Expertise
Powered By
Technology
Over 5 years of AI
Customizable Solutions
Comprehensive Capabilities
Out-Scale Regional Competitors

We bring deep local relationships backed by large bank capabilities

(1) As of 2Q26, Includes Ascentium Capital; (2)Private Companies, Includes Governments, Not-For-Profits; (3) Public & Private Companies, Includes public and privately owned professional real estate companies, developers, and investors

REGIONS | 39

Corporate Banking Group

Driving continued long-term performance for our clients & our shareholders

GENERATING **Consistent Sustainable Long-term Performance**

Soundness

Active credit risk and portfolio management remains a top priority

- NPLs of 0.91% decreased 7bps vs. 1Q26

2Q26 Net charge-offs decreased 15bps to 32bps

- Core Business 27bps
- Ascentium 159bps

Diversified Commercial Real Estate portfolio[1] that represents 17% of total loans outstandings:

- **Office** 0.9% of total loans outstanding

Enhancing client soundness with **risk mitigation** solutions and education

Profitability

Total Revenue increased **4**% vs prior year, driven by growth in Loan & Deposit balances, Capital Markets, and Treasury Management

Treasury Management Revenue increased 5% vs. prior year, driven by client base growth of 8%[2]

Capital Markets ex. CVA/DVA increased 4% vs. 1Q26 driven by improvement in M&A Advisory, Loan Syndications, Real Estate Capital Markets activity.

Non-Interest Expense management remains a top priority with 2Q26 **Efficiency Ratio** of 45.3%

Growth

Average loan balances grew **6%** YoY ; commitments **increased 7%** YoY, reflecting momentum in our local, expertise-driven relationship model

Launched a **new commercial lending platform**, improving processing speed, efficiencies and mobile-enabled capabilities

Expanded capital markets, municipal finance, and investment banking capabilities through the **acquisition of Frazer Lanier,** enhancing offerings for public, corporate, and institutional clients

Continued investing in talent, hiring **65 client-facing roles** since the start of 2025

Delivered **~40%** growth in new commercial logos YTD[3]

SBA production up 21% QoQ driven by strong banker performance and targeted market investments

Award-winning **Embedded ERP finance** and advanced receivables platforms elevating digital leadership

(1) Total loans is representative of total bank, as of 6/30/2026. (2) YTD TM revenue June '26 to June '25; YoY Client Growth, June '26 to June '25. (3) Growth YTD May '26 vs YTD May '25.

REGIONS | 40

41 Wealth Management Specialized expertise and tailored investment guidance to manage and grow wealth 1,265 Associates 237K Total Relationships(1) $191.9B Total Client Assets (1) Total Relationships consists of Total Private Wealth Relationships, Institutional Accounts, Highland Accounts, and Investment Services Accounts; reported on a one-month lag (2) Linked Qtr & PY Qtr. Peers: FCNCA, MTB, USB, SSB, FHN, CFG, TFC, KEY, ZION. Excl Peers with Adj Items: FITB, HBAN, PNC, HWC Outperforming Our Peers NIR Growth Outpacing Peer Median(2) Strong, Consistent Revenue Contribution (24% of TOC NIR) How Our Model Wins Invest in people, elevating our brand, onboarding respected talent, and improving productivity Invest in high-opportunity geographies by capitalizing on priority markets Improve the client experience through ongoing innovation 206K Accounts Mass & Mass Affluent HNW to UHNW Individuals & Families Corporations & Government Entities 17K Relationships 14K Accounts Investment Services Private Wealth Management Institutional Services All figures as of 2Q26

Wealth Management Group

Focus on execution & investments to optimize the client and associate experience

GENERATING **Consistent Sustainable Long-term Performance**

Customer Experience & Communication

Moved Weekly Market Calls to a **new platform, On24,** which has allowed for a **more interactive call - improving the client's experience**

Strong digital and social media results, **generating ~21M impressions**

Increased media visibility through appearances by Alan McKnight on CNBC, Fox Business, SiriusXM, and other outlets

Localized branch and market activation strategies, including Wealth Insights Magazines pilots intended to **drive in-person client conversations** and **increase brand presence**

Delivered Strong Results

Record Quarter NIR[(1)] in 2Q26 growth of **13%** YoY, driven by strong production, increased assets, and improved market conditions

Growing Net Income Before Taxes with an 2Q26 increase of 26% YoY, driven by growth in Total Revenue

Assets Under Administration increased +$11B YoY driven by IM&T Sales and improved equity market conditions

Grew Total Investment Services Assets 5% vs Linked Qtr, and 13% YoY

Average Loans up 8% YoY driven by growth in Commercial Loans

Strategic Investments & Data Analytics

Launched the **Regions Charitable Fund,** a Donor-Advised Funds solution aimed at **deepening PWM client relationships**

New advisors have driven **~$6B growth in client assets** over the last 3 years

Expanded strategic analytics and CRM capabilities through industry research investments, and continued modernization of Bridge and OneView, providing **greater client insight**, improved pipeline visibility, and **increased advisor efficiency**

Accelerated technology and operational modernization initiatives to improve advisor productivity, client experience, and risk management

(1) NIR includes the top of company portion of service charges on deposit accounts and similar smaller dollar amounts that are also attributable to the WM Segment.

REGIONS | 42

43 QoQ Highlights & Outlook • Avg loans increased 2%, while ending loans grew 1% • Avg business loans increased 4%, while avg consumer loans remained relatively stable • Broad-based C&I lending drove growth, led by power & utilities, manufacturing, government & public sector, and retail trade; over half of new production was investment grade • Line utilization increased to 33.5%, up 100bps linked quarter, while growth also reflected new client acquisition and expanded relationships with existing customers • Client sentiment remains constructive, with pipelines and commitments up 15% and 7% YoY • Continue to expect FY26 avg loan balances to be up low single digits compared to FY25 $96.7 $97.9 $99.2 $63.8 $65.7 $67.2 $32.9 $32.2 $32.0 2Q25 1Q26 2Q26 $96.1 $96.4 $98.7 $63.2 $64.0 $66.6 $32.9 $32.4 $32.1 2Q25 1Q26 2Q26 Average Loans & Leases ($ in billions) Business LoansConsumer Loans Ending Loans & Leases ($ in billions) Loans Poised for continued growth

44 $51.5 $5.1 $0.2 $7.8 $2.0 Commercial and Industrial CRE Mortgage - OO CRE Construction - OO IRE - Mortgage IRE - Construction 2Q26 Average Loan Composition $19.6$5.5 $5.5 $1.5 Mortgage Home Equity Other Consumer Consumer Credit Card Average Consumer Loans ($ in billions) $32.1B Average Business Loans ($ in billions) $66.6B

45 Consumer Lending Portfolio • Avg. origination FICO 757 • Current LTV 53% • 99% owner occupied • 2Q26 QTD NCO —% • Avg. origination FICO 762 • Current LTV 39% • 56% of portfolio is 1st lien • Avg. loan size $36,067 • $114M to convert to amortizing or balloon during 2026 • 2Q26 QTD NCO (0.04%) • Avg. origination FICO 781 • Avg. new loan $10,689 • 2Q26 Yield 7.89% • 2Q26 QTD NCO 1.34% • • Avg. origination FICO 772 • Avg. new line $9,441 • 2Q26 Yield 13.69% • 2Q26 QTD NCO 4.28% 5% 6% 5% 5% 10% 6% 7% 14% 9% 81% 68% 78% 2% 2% 2% Cons R/E secured Cons non-R/E secured Total consumer Not Available Above 720 620-680 Below 620 681-720 Consumer FICO Scores(1) (1) Refreshed FICO scores as of 06/30/2026. Consumer R/E secured balances comprise 78% of the Consumer portfolio while Consumer non-R/E balances comprise 22% of the Consumer portfolio. (2) Regions' Home Improvement Financing was formerly known as EnerBank. Residential Mortgage Consumer Credit Card Home Equity Home Improvement Financing(2)

Ascentium & Home Improvement Financing

GENERATING
Consistent Sustainable
Long-term Performance

2Q26	Ascentium Capital	Home Improvement Financing
2Q Average Balances	$2.7B	$4.7B
2Q Portfolio Yield	8.4%	7.9%
2Q Going-on Yield	8.7%	9.0%
2Q NCOs	1.59%	1.34%

Ascentium Capital[1]

Origination Growth

- Since acquisition, Ascentium Capital has grown by 42%[3]
- 75% of branches are actively offering Ascentium solutions
- In-footprint opportunities exist with the over 400k Small Business customers currently banked within the Consumer Branch network
- Contributing to strategic growth are transactions originated through cross-marketing relationships with Commercial Banking, Branch Small Business, and Home Improvement Finance

Credit

- Instilled risk based pricing
- Q2 NCOs remain range bound and are 46bps lower than 1Q26

Production

- Q2 production is up almost 5% versus 1Q26

Home Improvement Financing[2]

Credit

- Prime/Super-prime focus has resulted in a strong portfolio credit profile; average FICO of 759

Growth Opportunities

- Continue to focus efforts on leveraging relationships across the organization to drive growth opportunities through referrals and enhanced value proposition.

Strong Pipeline

- Strong existing relationships provide a base of consistency while continuing to focus on adding high quality independent contractors and program sponsors.

Production

- 2Q26 loan production continues to be challenged by competitive and economic pressures. The high cost of home improvement jobs coupled with higher financing costs remain headwinds for growth, while prudent risk management and pricing discipline ensures that loan origination is resulting in high-quality, profitable loans.

(1) Key acquisition portfolio metrics were provided with the company's original announcement on Form 8-K dated February 27, 2020. (2) Regions' Home Improvement Financing previously known as EnerBank. Key acquisition portfolio metrics were provided with the company's original announcement on Form 8-K dated June 8, 2021. (3) Represents ending loan balance from June 2020 to June 2026.

REGIONS | 46

47 All Other Commercial 3.6% Investor Real Estate 14.8% Financial Services 13.6% CRE Unsecured, including REITs 10.3% Govt. & Education 10.0% Consumer Services 8.2% Technology Services 5.5% Manufacturing 8.2% Energy 2.7% Agriculture .3% Utilities 3.8% Business Services 7.0% Distribution 6.8% Healthcare 5.2% Highly Diversified Business Portfolio (Outstanding balances as of June 30, 2026) $67.2B(1) (1) CRE Unsecured consists 67% of REITs. (1)

NDFI & Private Credit - Stable Composition and Solid Credit Quality

Diversified, investment-grade portfolios aligned with Regions' core markets and industries

GENERATING
Consistent Sustainable
Long-term Performance



Consumer Credit & Mortgage Intermediaries (6%)
Private Equity Subscription Lines (13%)
$756
$1,603
$3,051
$1,678
$5,397
Specialty Finance Companies (24%)
6/30/2026(1)
$12.5B
12.6% of Total Loans
~70% Investment Grade

Business Credit Intermediaries (38%)
Asset Secured, Recourse Business Credit

Loans to Private Credit[2] (14%)
- Structural protections in place, such as advance rate and borrowing base analysis, covenants, and frequent reporting requirements
- ~75% Investment Grade

Other (43%)
- Unsecured Equity REITs
- Insurance Companies
- Equipment Leasing
- Supply Chain Finance

(1) Non-Depository Financial Institutions (NDFI) $ in Millions is an estimate and based on Call Report Schedule RC-C definition. (2) Defined as Regions' Indirect Leverage Lending, Non-Recourse ABL/Factoring, and Asset-Backed Finance to Funds or Business Development Companies managed by Large Asset Managers.

REGIONS | 48

Commercial Real Estate

(Outstanding balances as of June 30, 2026)

GENERATING
Consistent Sustainable Long-term Performance

Highly Diversified Portfolio

(IRE including Unsecured CRE)


$16.9B
Residential Land 0.5%
Res. Homebuilders 7.4%
Other 4.1%
Hotel 4.6%
Healthcare 8.2%
Retail 7.6%
Business Office 5.1%
Self Storage 1.8%
Data Center 4.0%
Diversified 7.9%
Industrial 13.3%
Medical Office Building 3.5%
Commercial Land 0.3%
Apartments 31.7%

Key Portfolio Metrics

- Unsecured loans for RE purposes generally have low leverage, with strong access to liquidity
  - 59% of REIT outstanding balances are investment grade, which provides loss insulation to the overall portfolio
  - Balance of remaining unsecured is primarily to institutional RE Funds backed by predominantly IG sponsors
- Total IRE (incl unsec. CRE) to Risk Based Capital[(2)]: 112% and Construction, Land, and Acq. & Dev. to Risk Based Capital: 17% are well below supervisory limits (300%/100%)

Yearly Loan Maturities


$3,000
$2,000
$1,000
$–
1%
16%
34%
26%
13%
6%
4%
Matured
2026
2027
2028
2029
2030
>5years
Multi-Family
Office
Other Real Estate
Total Real Estate

REITs within Total:


$5.2B
Data Center 13%
Diversified 7%
Apartments 7%
Hotel 12%
Industrial 25%
Other 5%
Healthcare 7%
Self Storage 6%
Retail 18%

	$ in billions		% of Total Loans
Unsecured CRE *(incl. REITs)*	$	6.9	7.0 %
IRE		10.0	10.0 %
Total[(1)]	**$**	**16.9**	**17.0 %**

(1) Excludes $5.4B of Owner-occupied CRE whose source of repayment are individual businesses, and whose credit performance resembles Commercial during periods of stress. (2) Based off 06/30/2026 Risk Based Capital estimate. Supervisory limits in the December 2006 joint regulatory issuance "Guidance on Concentrations in Commercial Real Estate Lending, Sound Risk Management Practices".

REGIONS | 49

CRE- Office Portfolio

(Outstanding balances as of June 30, 2026)

GENERATING Consistent Sustainable Long-term Performance

Key Portfolio Metrics[1]	
Balances	$858
% of Total Loans	0.9%
NPL	$121
NPL / Loans	14.1%
Charge-offs	$1
Charge-offs / Loans	0.1%
ACL	$35
ACL / Loans	4.1%

Investor Real Estate Office Portfolio Overview


15%
85%
Class A
Class B
55%
45%
Multi-Tenant
Single Tenant
21%
79%
Suburban
Urban

ACL Rates		
Single Tenant	Multi Tenant	Miscellaneous[4]
2.4%	7.8%	2.9%

Ongoing Portfolio Surveillance

- Business Offices secured = 99% / unsecured = 1%
- IRE WA LTV 64% (based on appraisal at origination or most recent received); Stressed IRE WA LTV 85% using GreenStreet[2]
- 62% of secured outstanding IRE balances are located in the South of which 87% is Class A
- Investment Grade tenants make up 77% of Single Tenant IRE balances
- $512M or approximately 60% of total Office balances will mature in the next 12 months[3]

(1) $ in Millions. Amounts include IRE and CRE Unsecured loans but exclude Held For Sale loans. Metrics represent 6/30/2026 results except for charge-offs, which reflects results for the 6 months ended June 30, 2026, annualized, based on average balances. NPL & ACL percentages are based on Portfolio totals. (2) Stressed LTV based on GreenStreet's Commercial Property Price Index as of July 7, 2026; applied the "Recent Peak" discount to properties where the latest appraisal is >1 year (34% discount); applied the "Past 12 Months" discount to properties where an appraisal occurred within the last year (0% discount). (3) Includes matured balances. (4) Comprised of REITs and business banking borrowers.

REGIONS | 50

51 Transportation - Trucking (Outstanding balances as of June 30, 2026) (1) $ in Millions. Metrics represent 6/30/2026 results except for charge-offs, which reflects results for the 6 months ended June 30, 2026, annualized, based on average balances. NPL & ACL percentages are based on Portfolio totals. Metrics are inclusive of the Ascentium portfolio. Key Portfolio Metrics(1) Balances $1,076 % of Total Loans 1.1% NPL $45 NPL / Loans 4.1% Charge-offs $29 Charge-offs / Loans 5.2% ACL $83 ACL / Loans 7.8% • The current Trucking market is being driven by carrier exits, driver shortages, regulatory pressures, and reduced equipment investment, which is resulting in higher spot rates and improving carrier profitability • Trucking capacity has meaningfully exited the market due to prolonged low rates and regulatory pressures, shifting pricing power back to carriers • While the freight cycle has improved and spot-market fundamentals are strong, the industry remains vulnerable to economic turmoil and slowdowns • New originations in the sector continue to be curtailed and those that are being considered are typically secured or targeted towards larger companies • Trucking balances have declined 25% year-over-year, and asset quality has continued to improve Ongoing Portfolio Surveillance

Deposits

Disciplined deposit growth supported by a strong franchise

GENERATING
Consistent Sustainable Long-term Performance

Average Deposits by Segment

($ in billions)



$129.4
$3.0
$7.3
$39.2
1.39%
$79.9
2Q25
$130.2
$2.1
$7.8
$40.7
1.20%
$79.6
1Q26
$130.7
$2.4
$7.6
$40.1
1.18%
$80.6
2Q26

Ending Deposits by Segment

($ in billions)



$130.9
$3.4
$7.4
$40.1
$80.0
2Q25
$131.9
$2.3
$7.8
$40.6
$81.2
1Q26
$130.7
$2.3
$7.4
$40.0
$81.0
2Q26
Consumer Bank
Wealth Mgt
Corporate Bank
Other(1)
Total Deposit Costs(2)

QoQ Highlights & Outlook

- Avg deposits increased modestly, while ending balances decreased 1%, reflecting seasonal tax-related flows
- Consumer deposits continued to perform well, with checking balance growth helping offset modest declines in corporate and wealth deposits
- Deposit costs remained controlled as avg balances grew, supported by a strong franchise and disciplined pricing
- Intentional mix shift from CDs into money market accounts continued across consumer and wealth segments
- NIB mix remained stable in the low 30% range
- Continue to expect FY26 avg balances to be up low single digits compared to FY25

(1) Other deposits represent non-customer balances primarily consisting of wholesale funding (for example, Eurodollar trade deposits, selected deposits and brokered time deposits). (2) IB deposit costs were 1.69%, 1.72%, and 1.99% in 2Q26, 1Q26, and 2Q25, respectively.

REGIONS | 52

Diversified Deposit Base

GENERATING
Consistent Sustainable
Long-term Performance

Insured/Uninsured Deposit Mix(1)(2)


Retail Uninsured
$8.8
Other
$0.3
Wholesale Non-Operational Uninsured
$13.8
Less Stable Categories
Wholesale Operational Uninsured
$15.3
$130.7B
Retail Insured
$78.2
Wholesale Insured
$4.0
More Stable Categories
Public Funds + Trust
$10.2

- ~71% of Total Deposits are covered by FDIC insurance or are collateralized (Public Funds or Trust)
- No single depositor exceeds 1% of total deposits
- Average Consumer NIB Account balance of ~$5K (as of 2Q26)
- >90% of consumer checking households include a high-quality checking account(3); further, >60% of consumer deposit balances are with customers that have been with Regions for 10 years or more

(1) $ in billions as of 6/30/2026. (2) Data and categorization reflects FR 2052a (Complex Institution Liquidity Monitoring Report) methodology. Consolidated insured and uninsured balances are estimated from bank-level data and include approximations for certain deposit types. Accordingly, amounts shown will vary from other bank-level disclosures. (3) High quality checking account estimates are based on multiple individual account behaviors and activities (e.g., balances and transaction levels).

REGIONS | 53

54 Deposit Advantage Well diversified deposit base vs. peers (1) As of 6/30/2026. Source: Bank Call Reports / SEC filings. Peers include CFG, FITB, FCNCA, FHN, HWC, HBAN, KEY, MTB, SSB, PNC, TFC, USB, ZION. ...Resulting in one of the highest mix of FDIC insured deposits amongst peers % of Total Deposits Insured By FDIC(1)% of Total Deposits Balance in Accounts Less than $250k(1) Regions holds a larger proportion of smaller deposit balance accounts when compared to the industry... 68% 63% 62% 62% 60% 57% 56% 56% 55% 54% 52% 51% 50% 48% Peer 2 Peer 5 Peer 9 RF Peer 4 Peer 10 Peer 6 Peer 7 Peer 3 Peer 8 Peer 1 Peer 11 Peer 13 Peer 12 53% 53% 51% 48% 48% 48% 46% 46% 45% 44% 43% 40% 39% 39% Peer 1 RF Peer 2 Peer 3 Peer 4 Peer 5 Peer 6 Peer 7 Peer 8 Peer 9 Peer 10 Peer 11 Peer 12 Peer 13 • Regions ranks at or near the top vs. peers in several metrics measuring the retail/granular nature of our deposit base • These facts bear out in the advantaged beta/cost observed this cycle

Capital and Liquidity

Managing capital flexibility to support growth and shareholder returns

GENERATING
Consistent Sustainable
Long-term Performance

Tier 1 Capital Ratio(1)



11.9%
11.8%
11.8%
2Q25
1Q26
2Q26

Common Equity Tier 1 Ratio(1)



10.8%
10.7%
10.7%
2Q25
1Q26
2Q26

Total Liquidity Sources

Position ($B) as of		2Q25		1Q26		2Q26
Cash at the Federal Reserve[2]	$	7.8	$	7.6	$	6.5
Unencumbered Investment Securities[3]		25.3		25.6		26.3
Federal Home Loan Bank Availability		11.0		10.7		9.8
Discount Window Availability		20.6		24.0		25.9
Total	$	64.7	$	67.9	$	68.5

QoQ Highlights & Outlook

- Declared 2Q common dividends of $226M and executed $59M in share repurchases; Board approved a dividend of $0.30 per share, a 13% increase over the prior quarter; SCB remains floored at 2.5%
- Dividend payout target of 40-50% of earnings
- 2Q CET1 (inclusive of AOCI) was 9.5%[1][6]; In near-term, expect to continue managing around the mid-point of our 9.25 – 9.75% operating range[4]
- Common book value per share of $20.48 and tangible common book value per share[4] of $13.78, increases of 6% and 7%, respectively YoY
- Total Liquidity Sources well above required levels as informed by internal liquidity stress testing
- Including capacity at the discount window, liquidity to uninsured deposits ratio is ~181%[5]

(1) Current quarter ratios are estimated. (2) Fed master account closing balance only. Does not include other small in transit / processing items included in Call Report or SEC reports. (3) Unencumbered Investment Securities comprise securities that are eligible as collateral for secured transactions through market channels or are eligible to be pledged to the Federal Home Loan Bank, the Federal Reserve Discount Window, or the Standing Repo Facility. (4) See appendix for further information on the forward-looking guidance provided by the Company with respect to this non-GAAP measure. (5) This ratio excludes intercompany and secured deposits. (6) Non-GAAP; see Appendix for reconciliation.

REGIONS | 55

CET1 Under Basel III Endgame (B3E)

GENERATING Consistent Sustainable Long-term Performance

B3E Update

- In March, the Federal Reserve released a notice of proposed rulemaking (NPR) to implement B3E which, as expected, would include AOCI in Regulatory Capital
- 2Q CET1 adjusted to include AOCI is estimated to be 9.5%(1)(2)
  - ***In the near term, expect to manage CET1 inclusive of AOCI around the mid-point of our 9.25 – 9.75% Operating Range(3); Creates meaningful flexibility***
  - Continue to evaluate options to manage potential capital volatility introduced through the inclusion of AOCI via Held-to-Maturity, derivative hedging, asset selection
- The NPR also proposes adjustments to risk weights within the Standardized Approach (SA) framework applicable to Regions
  - Regions expects the proposed SA changes to ***reduce risk-weighted assets by approximately 10%*** which would ***increase*** capital levels shown below by approximately ***100 basis points*** once fully implemented



Common Equity Tier 1
10.9%
10.9%
10.7%
10.7%
9.6%
9.7%
9.4%
9.5%
Operating Range | 9.25% - 9.75%
3Q25
4Q25
1Q26
2Q26
Reported CET1 Ratio(1)
Adjusted CET1 Inclusive of AOCI (1)(2)
Operating Range

(1) Current quarter ratio is estimated. (2) Non-GAAP; see appendix for reconciliation. (3) See appendix for further information on the forward-looking guidance provided by the Company with respect to this non-GAAP measure

REGIONS | 56

Capital Strength

Robust capital balances and strong organic capital generation position Regions well for full range of potential economic conditions

GENERATING **Consistent Sustainable Long-term Performance**

Capital Resiliency

2026 CCAR Capital Degradation[1]



(1.1)%
(0.6)%
Peer Median
RF

Earnings Stability

- Organic capital generation provides a strong defense against potential losses
- PPNR as a % of average assets ranked highest among peers[3]
- Hedge program intended to protect NIM against falling interest rates has been highly effective

Post-Stress Capital[2]



10.6%
2.0%
8.6%
Peer 1
10.8%
1.6%
9.2%
Peer 2
10.4%
1.1%
9.3%
Peer 3
10.8%
1.1%
9.7%
Peer 4
10.8%
1.1%
9.7%
Peer 5
10.8%
1.0%
9.8%
Peer 6
11.8%
1.9%
9.9%
Peer 7
10.9%
0.6%
10.3%
RF
10.6%
0.3%
10.3%
Peer 8
Post-Stress CET1
CCAR 2026 Degradation

Pre-Tax Pre-Provision Income Coverage of Stressed Losses[3]



67.4%
Peer 1
72.0%
Peer 7
79.6%
Peer 2
81.4%
Peer 5
83.7%
Peer 4
87.6%
Peer 3
98.4%
Peer 6
101.5%
RF
109.4%
Peer 8

(1) CET1 degradation results from the Federal Reserve's modeled results for the Severely Adverse Scenario in 2026 Stress Test. (2) Post-Stress Capital calculated using 4Q25 reported CET1 and the Federal Reserve's modeled capital degradation in 2026 Stress Test. (3) PPI Coverage of Stressed Losses is calculated as the Federal Reserve's modeled 9-quarter PPI divided by 9-quarter Provision Expense in the 2026 Stress Test. Peers include CCAR participants: TFC, CFG, FITB, HBAN, KEY, MTB, USB, and PNC . Source: 2026 Federal Reserve Stress Test Results - June 2026

REGIONS | 57

58 Tangible Book Value Growth plus Dividends 3 and 5 yr CAGR excluding AOCI 3 Yr CAGR of TBV + Dividends 56.9% 19.6% 16.6% 15.5% 14.9% 14.9% 14.4% 14.0% 12.8% 12.5% 11.6% 11.2% 9.8% 5.6% Peer 1 Peer 2 Peer 3 RF Peer 4 Peer 5 Peer 6 Peer 7 Peer 8 Peer 9 Peer 10 Peer 11 Peer 12 Peer 13 5 Yr CAGR of TBV + Dividends 74.9% 18.4% 18.3% 17.3% 16.0% 15.3% 14.8% 14.7% 14.3% 14.2% 14.0% 13.2% 12.0% 10.5% Peer 1 RF Peer 9 Peer 2 Peer 8 Peer 3 Peer 5 Peer 7 Peer 11 Peer 4 Peer 10 Peer 6 Peer 12 Peer 13 As of 12/31/2025. Peers include CFG, FITB, FCNCA, FHN, HWC, HBAN, KEY, MTB, SSB, PNC, TFC, USB, ZION.

59 Driving Shareholder Value Peer-leading dividend growth while actively managing share count Post-Financial Crisis Maximum 2Q26 Period Shares Outstanding (MM) Shares Outstanding (MM)(1) Decline RF 1Q13 1,423 857 (39.8)% Peer 6 1Q17 211 146 (30.5)% Peer 1 2Q22 16 12 (28.1)% Peer 4 2Q14 539 403 (25.2)% Peer 9 3Q14 560 427 (23.8)% Peer 8 2Q11 1,929 1,555 (19.4)% Peer 5 2Q22 178 147 (17.7)% Peer 11 4Q22 572 480 (16.1)% Peer 10 4Q20 1,362 1,239 (9.0)% Peer 2 4Q19 88 81 (7.7)% Peer 3 1Q12 957 916 (4.3)% Peer 7 2Q25 102 98 (4.1)% Peer 12 3Q25 1,111 1,080 (2.8)% Peer 13 2Q26 2,048 2,048 —% 5 Yr Dividend Growth CAGR 34.9% 13.1% 11.3% 8.2% 8.1% 6.4% 5.8% 5.0% 4.4% 3.4% 2.9% 2.5% 2.1% 0.7% Peer 1 Peer 2 RF Peer 3 Peer 4 Peer 5 Peer 6 Peer 7 Peer 8 Peer 9 Peer 10 Peer 11 Peer 12 Peer 13 Source: S&P Capital IQ. Dividend growth CAGR calculated as of 2Q26 through 2Q21. Peers include CFG, FITB, FCNCA, FHN, HWC, HBAN, KEY, MTB, SSB, PNC, TFC, USB, ZION. (1) Weighted-average diluted shares outstanding.

60 7.52% 7.74% 7.80% 7.54% 7.55% 8.65% 8.69% 8.69% 8.52% 8.65% TCE Ratio Adjusted TCE Ratio, ex-AOCI 2Q25 3Q25 4Q25 1Q26 2Q26 6% 7% 8% 9% 10% Tangible Common Equity (1) Non-GAAP, see Appendix for reconciliation. • Higher levels of interest rates are generally beneficial to Regions through expansion in net interest margin and deposit value ◦ However, higher rates also result in unrealized losses within our securities and cash flow hedging portfolios which act as a drag on our ratio of TCE to Tangible assets Tangible Common Equity(1)

Empowered by Data & Innovation

Regions remains competitive by reserving ~10-12% of revenue for technology spend

GENERATING **Consistent Sustainable Long-term Performance**

Modernization and Innovation

Next Gen Platforms

Core Banking and Data platform modernization[1] effort to enhance customer experience and agility

AI-Driven Analytics

AI / ML Models that support client advice, analyze customer feedback and mitigate potential financial and client risks

Technology Practices / Ways of Working

Enabling engineers to quickly deliver secure, high-quality features that drive outcomes

Modern Authentication

Delivering secure, seamless digital experiences through adaptive authentication, identity intelligence, and continuous risk assessment

Enterprise Data Modernization

Investing in modern data platforms to enhance decision making capabilities

Key Technology Advances

Modern Infrastructure

- Fit-for-purpose infrastructure
- Expanding and Leveraging Cloud Services (AWS, Azure)
- ATLAS Gen AI Gateway
- Enhancing resiliency to ensure highly available, secure mission critical systems
- Expanding use of Event Driven Architecture to support Payments and Core Modernization



Investments in AI / GenAI

- ClientIQ - Call Planning Tool for Relationship Managers
- Software Developer Co-pilots
- ROSIE – Personalized product and service offering anticipating customer needs
- rVoice – Integrated customer feedback aggregation & analysis


AI

Payments/Servicing

- Highly scalable payments platform processing over $4T per year
- Top 10 ACH Originator in the US
- Supporting digital-first payment experiences
- Self-service payment capabilities
- Reliable and safe payment offerings



New Mobile App

- Enhanced Navigation
- Personalized Insights
- Easily Manage Finances
- Better Account Maintenance
- Fast-growing user base
- Higher usage of Zelle and Virtual Assistant Chat features



API Enablement

- Digital marketplace to accelerate partner connectivity
- Engagement APIs to extend banking services into third-party experiences
- Secure, standards-based platform enabling Open Banking and Embedded Finance


API

AI/GenAI-Powered Solutions

(1) Deposit system pilot expectations in 2026; Client Migrations in 2027

REGIONS | 61

Core Modernization: Proven Execution, Future Value Creation

Successfully launching modern platforms today while creating foundation for future growth, efficiency, and innovation

GENERATING Consistent Sustainable Long-term Performance

Core Modernization Benefits

☑ Drive Growth
Enable faster product and pricing deployment, enhance marketing through advanced analytics, and expand partnerships with leading financial service providers.

☑ Advance Strategic Focus
Prioritize forward-looking initiatives including Artificial Intelligence, Data Strategy, Personalized Customer Experience, Finance Transformation, and Strategic Payments.

☑ Enhance Risk & Controls
Improve risk posture through automated workflows, real-time monitoring, and integrated controls within core platform, while reinforcing business continuity & disaster recovery.

☑ Accelerate Solution Delivery
Leverage a modern API architecture to enable faster internal development and embedded banking services across partner ecosystems such as retail platforms, FinTechs, and ERPs.

☑ Mature M&A Capabilities
Improve scalability and integration through optimized data conversion and streamlined operational processes.

Commercial Lending Modernization Successfully Delivered

Successfully launched June 1, 2026

☑ Modern commercial lending servicing platform; consolidation of multiple systems onto one platform

☑ Automated workflows and streamlined servicing

☑ Improved access to lending data and portfolio information

☑ Expanded API and integration capabilities

☑ Enhanced scalability and platform resiliency

☑ Modern data foundation supporting advanced analytics and AI initiatives

☑ Reduced reliance on legacy technology

REGIONS | 62

63 Compliance Assistance Virtual Experts Copilots (GitHub, Microsoft) Deployed to over 12,000 Associates Intelligent Doc Processing Leveraging AI to proactively detect, prevent, and remediate cybersecurity threats Launched ATLAS in 4Q 2025 • Enterprise-Grade, Governed AI Platform • Scalable Digital Foundation • Model-Agnostic AI Architecture • Operational Efficiency at • Enterprise Scale Harnessing GenAI Foundational Building for Future Growth Active Generative AI Use Cases GenAI Use Cases will be categorized by Patterns Patterns: • Enterprise Knowledge Enablement • Intelligent Document Analysis • Developer Productivity Acceleration • Controlled Automation of Business Processes • AI-Assisted Insights for the Workforce • AI-Powered Cyber Defense Patterns help avoid fragmentation, enhance scalability & maintainability Generative AI Patterns Safe, Secure, Transparent Solutions Generative AI Strategy Guiding Principles: Human in The Loop Design Managed Risk Secure AI Platform Objective: Significant Value from GenAI • Increase Efficiency • Increase Revenue • Mitigation of Client Risk Drivers to Prioritize AI Use Secure AI Platform

Growth in Digital

GENERATING
Consistent Sustainable
Long-term Performance

Digital Usage

Mobile Banking Active Users *(Millions)*[1]



+6%
2.59
2.71
2.73
2Q24
2Q25
2Q26

Mobile Banking Log-Ins *(Millions)*



+19%
183
194
211
2Q24
2Q25
2Q26

Customer Transactions[2][3]



Non-Digital
Digital
25%
75%
22%
78%
20%
80%
2Q24
2Q25
2Q26

Transactions

Consumer Checking Account Acquisitions by Channel[4]



Digital
Branch
Contact Center
1%
80%
19%
2%
73%
25%
1%
71%
28%
2Q24
2Q25
2Q26

Zelle Transactions *(Millions)*



+44%
4.74
5.22
6.81
2Q24
2Q25
2Q26

Deposit Transactions by Channel



Mobile
ATM
Branch
45%
32%
23%
44%
32%
24%
42%
33%
25%
2Q24
2Q25
2Q26

Customer Satisfaction

Mobile App



Regions Mobile
Get
Ratings & Reviews
4.9
out of 5
Tap to Rate

Average 4.9 out of 5 rating from iOS app store users

New Native Mobile App launched. Customer feedback is strong, and usage of key functionality like Zelle and chat at all time highs, with customer chat volume up 70% YoY

Online Banking[5]

#1 in Customer Satisfaction for Regional Bank Websites for six of the last seven years and #2 in Customer Satisfaction with Mobile Banking Apps among Regional Banks



JDPOWER

(1) Total number of unique customers who have successfully authenticated and logged into the mobile app at least once within the last 90 days. (2) Digital transactions represent online and mobile only; Non-digital transactions represent branches, contact centers and ATMs. (3) Transactions represent Consumer customer deposits, transfers, mobile deposits, fee refunds, withdrawals, payments, official checks, bill payments, and Western Union. Excludes ACH and Debit Card purchases/refunds. (4) Additional security controls in digital channels placed in 4Q23. Active efforts to drive quality digital acquisitions are in-progress resulting in performance improvement in 2025 vs 2024. (5)JD Power 2020-2022, and 2024-2026 (tied in 2026) U.S. Banking Online Satisfaction Studies; among banks with $60B to $199B in deposits and 200+ branches, which measures customer satisfaction with financial institutions' website experience for banking account management. Visit jdpower.com/awards for more details

REGIONS | 64

Continuous Improvement in Risk Management

Our commitment to strengthening credit risk disciplines and intentional portfolio shaping over the past decade-plus leaves us well positioned for sound, profitable growth

GENERATING Consistent Sustainable Long-term Performance

Strong Origination Disciplines Aligned with Comprehensive Risk Framework

- ☑ Enhanced risk framework through expanded controls, policies and procedures
- ☑ Invested in data, analytics and market benchmarks to provide early-warning indicators and dynamic industry outlooks
- ☑ Centralized credit products underwriting, servicing, and exposure management within specialized lending units and enhanced approval structure for higher-risk portfolios
- ☑ Advanced risk rating methodologies and stress testing capabilities
- ☑ Modified incentive plans and pricing frameworks to better promote risk-reward alignment

Active Portfolio Management and Non-Core Business Exits

- ☑ Derisked Commercial Real Estate Portfolio diversifying into less cyclical sectors
- ☑ Focused growth in higher quality relationships and segments including investment grade utilities, REITs, asset securitizations, and subscription lines, as well as Consumer Home Improvement Financing
- ☑ Actively reduced percent of portfolio comprised of leveraged loans and other higher risk segments
- ☑ Exited, reduced, or realigned portfolios (Oil Field Services, SoFi, GreenSky, Indirect Auto lending)
- ☑ Exited non-core businesses including Regions Insurance and Morgan Keegan
- ☑ Enhanced interest rate risk management through proactive hedging strategies

Case Studies in Regions' Portfolio De-Risking


Construction and Land
2010
22%
2020
16%
2025
13%
% of Real Estate Loans
Investment Grade Equivalents
2010
20%
2020
29%
2025
39%
% of Business Loans
Oilfield Services
2010
36%
2020
17%
2025
16%
% of Energy Loans

REGIONS | 65

66 0.67% —% 0.50% 1.00% 1.50% 2.00% 2.50% 0.42% —% 0.50% 1.00% 1.50% 2.00% Historical Credit Profile Non-Performing Loans Total Net Charge-Offs 1Q20 2Q264Q221Q20 4Q22 2Q26 Average Pre-Pandemic 0.46% Average Pandemic 0.35% Average Pre-Pandemic 1.07% Average Pandemic 0.64% 1Q13 1Q13 Details regarding portfolio changes and continuous improvements in risk management over time are provided on slide 25. Average Post-Pandemic 0.47% Average Post-Pandemic 0.77%

67 0.56% —% 0.50% 1.00% 1.50% 2.00% 2.50% 3.00% 3.50% 0.35% —% 0.50% 1.00% Consumer Net Charge-Offs(2) Commercial Net Charge-Offs(1) 1Q20 2Q26 4Q22 1Q20 4Q22 2Q26 (1) Includes C&I, CRE - OO and IRE. (2) The spike in Consumer net charge-offs in late 2013 was associated with the move of ~$700M primarily accruing troubled debt restructured residential first mortgage loans to held for sale resulting in ~$150M of charge-offs. The spikes in 3Q22 and 4Q23 were associated with the fair value marks taken on the sales of ~$1.2B and ~$300M consumer unsecured loan portfolios resulting in $63M and $35M of incremental charge-offs, respectively. Average Pre-Pandemic 0.27% Average Pandemic 0.25% Average Pre-Pandemic 0.78% Average Pandemic 0.53% 1Q13 1Q13 Historical Credit Profile Average Post-Pandemic 0.36% Average Post-Pandemic 0.68%

68 QoQ Highlights & Outlook • 2Q annualized NCOs decreased 12bps to 42bps, reflecting continued progress on resolutions within previously identified portfolios of interest reserved for in prior periods • Business services criticized and total NPLs declined during the quarter; NPL ratio declined 4bps to 67bps, while the business services criticized ratio declined 14bps to 5.01% of business loans • Provision of $68M; ACL declined $34M as continued progress resolving previously identified credits offset reserve builds related to high-quality loan growth; ACL ratio down 5bps to 1.63%, while coverage of NPLs remains solid at 241% • Continue to expect FY26 NCOs to be between 40 - 50bps Asset Quality Credit performance improving; metrics tracking favorably $1,743 $1,647 $1,613 1.80% 1.68% 1.63% 225% 238% 241% ACL ACL/Loans ACL/NPLs 2Q25 1Q26 2Q26 $113 $130 $102 0.47% 0.54% 0.42% NCOs NCOs Ratio 2Q25 1Q26 2Q26 $776 $692 $668 0.80% 0.71% 0.67% NPLs - excluding LHFS NPL/Loans 2Q25 1Q26 2Q26 (1) $ in Millions. Net Charge-Offs(1) Allowance for Credit Losses (ACL)(1) Non-Performing Loans (NPLs)(1)

69 QoQ Highlights • 2Q allowance decreased $34M compared to the prior quarter, resulting in a $68M provision expense. The decrease in the ACL and an increase in loan balances resulted in a reduction in the ACL % from 1.68% to 1.63% • The change in ACL resulted from: ◦ Portfolio net increase driven primarily by high quality loan growth and generally stable credit quality. Some increase due to enhanced models offset by reduction in qualitative. ◦ Economic/Qualitative net decrease driven primarily by offset for enhanced models and overall less uncertainty compared to prior quarter ◦ Decreases in Specific Reserve borrowers driven by charge-offs $1,647 $18 $(12) $(40) $1,613 Allowance for Credit Losses 06/30/2026 ($ in millions) 03/31/2026 Economic/ Qualitative Changes Specific Reserve Changes Portfolio Changes

70 Pre-R&S period 2Q2026 3Q2026 4Q2026 1Q2027 2Q2027 3Q2027 4Q2027 1Q2028 2Q2028 Real GDP, annualized % change 1.9% 1.8% 2.4% 2.7% 2.7% 2.6% 2.3% 2.3% 2.2 % Unemployment rate 4.3% 4.3% 4.3% 4.3% 4.2% 4.2% 4.1% 4.0% 4.0 % HPI, year-over-year % change 0.0% (0.4) % (0.5) % 0.0% 0.7% 1.4% 1.8% 2.0% 2.1 % CPI, year-over-year % change 3.9% 3.7% 3.7% 3.4% 2.3% 2.3% 2.2% 2.2% 2.3 % Base R&S Economic Outlook (As of June 2026) • A single, base economic forecast represents Regions’ internal outlook for the economy as of 2Q26 over the reasonable & supportable forecast period • Management considered alternative internal and external forecasts to establish appropriate qualitative adjustments • Final qualitative adjustments included consideration of the allowance's sensitivity to economic uncertainties that reflected a 15-20% increase in the unemployment rate

71 As of 6/30/2026 Day 1 Ratios (in millions) Loan Balance ACL ACL/Loans Actual Proforma C&I $49,072 $562 1.15 % CRE-OO mortgage 5,127 109 2.12 % CRE-OO construction 267 7 2.54 % Total commercial $54,466 $678 1.24% 1.33% 1.32 % IRE mortgage 7,896 96 1.22 % IRE construction 2,073 29 1.39 % Total IRE $9,969 $125 1.25% 1.06% 1.06 % Residential first mortgage 19,498 120 0.61 % Home equity lines 3,241 109 3.37 % Home equity loans 2,263 30 1.31 % Consumer credit card 1,498 122 8.19 % Other consumer 821 49 5.92 % Total consumer $27,321 $430 1.57% 1.73% 1.45 % Sold/Acquired Portfolios(1) $7,444 $380 5.11% 5.92% 5.11 % Total $99,200 $1,613 1.63% 1.71% 1.62 % Allowance Allocation Regions "Day 1" CECL ACL ratio on 1/1/2020 was 1.71%. The company has executed a number of de-risking strategies that have improved the overall loan portfolio. Taking the 2Q26 loan portfolio and applying the "Day 1" ACL rates would produce a proforma Day 1 ACL ratio of 1.62%. (1) Sold portfolios since Day 1 CECL include SoFi, GreenSky and Auto. Acquired portfolios include Ascentium and EnerBank.

2026 Expectations

GENERATING Consistent Sustainable Long-term Performance

FY 2026 Expectations	
Net Interest Income (vs. 2025 of $4,991)	up 2.5 – 4%[3]
Adjusted Non-Interest Income (vs. adjusted 2025 total of $2,585)[1]	up 3 – 5%[2] (Expect to be toward lower end)
Adjusted Non-Interest Expense (vs. adjusted 2025 total of $4,331)[1]	up 1.5 – 3.5%[2] (Inclusive of investments)
Average Loans (vs. 2025 of $96,124)	up low single digits
Average Deposits (vs. 2025 of $129,146)	up low single digits
Net Charge-Offs / Average Loans	40 – 50 bps
Effective Tax Rate	20.5 – 21.5%

Expectations for 3Q26 & FY26

- 3Q26 NII to increase ~2% vs 2Q26[3]
- 3Q26 NIM expected to be stable to modestly higher vs 2Q26, exiting the year at approximately 3.70%[3]
- Expect Capital Markets quarterly revenue in the $90 – $105M range, trending toward the lower end in 3Q26, with momentum building thereafter
- Expect to generate FY adj. positive operating leverage in 2026[2]
- In the near term, expect to manage CET1 (inclusive of AOCI), around the mid-point of our 9.25 – 9.75% operating range[2]

(1) Non-GAAP, see appendix for reconciliation of historical amounts. (2) See appendix for further information on the forward-looking guidance provided by the Company with respect to this non-GAAP measure.
(3) Current expectations assume a mostly stable yield curve: range bound long-term rates (10-year 4-4.75%); "Neutral" position to short-term market rate movements reduces the importance of near-term FOMC decisions on NII performance.

REGIONS | 72

Internal Use Appendix

74 Management uses pre-tax pre-provision income (non-GAAP), adjusted pre-tax pre-provision income (non-GAAP), the adjusted efficiency ratio (non-GAAP), the adjusted fee income ratio (non-GAAP), return on average tangible common shareholders' equity (non-GAAP), adjusted return on average tangible common shareholders' equity (non-GAAP), common equity Tier 1 ratio (inclusive of AOCI) (non-GAAP), as well as adjusted net income available to common shareholders (non-GAAP) and adjusted diluted EPS (non-GAAP) to monitor performance and believes these measures provide meaningful information to investors. Non-interest expense (GAAP) is presented excluding certain adjustments to arrive at adjusted non-interest expense (non-GAAP), which is the numerator for the adjusted efficiency ratio. Non-interest income (GAAP) is presented excluding certain adjustments to arrive at adjusted non-interest income (non-GAAP), which is the numerator for the adjusted fee income ratio. Adjusted non-interest income (non-GAAP) and adjusted non-interest expense (non-GAAP) are used to determine adjusted pre-tax pre-provision income (non-GAAP). Net interest income (GAAP) on a taxable-equivalent basis and non-interest income are added together to arrive at total revenue on a taxable-equivalent basis. Adjustments are made to arrive at adjusted total revenue on a taxable-equivalent basis (non-GAAP), which is the denominator for the adjusted fee income and adjusted efficiency ratios. Net income available to common shareholders (GAAP) is presented excluding certain adjustments, net of tax, to arrive at adjusted net income available to common shareholders (non-GAAP), which is the numerator for adjusted diluted EPS (non-GAAP). Return on average tangible common shareholders' equity (non-GAAP) is calculated by dividing net income available to common shareholders (GAAP) by the average tangible common shareholders’ equity (non-GAAP). Net income available to common shareholders (GAAP) is presented excluding certain adjustments, net of tax, to arrive at adjusted net income available to common shareholders (non-GAAP), which is the numerator for adjusted return on average tangible common shareholders’ equity. Adjusted return on average tangible common shareholders' equity is calculated by dividing the adjusted net income available to common shareholders (non-GAAP) by the average tangible common shareholders’ equity (non-GAAP). Common equity Tier 1 ratio (inclusive of AOCI) (non-GAAP) is calculated by dividing the adjusted common equity tier 1 (non-GAAP), which is arrived at by excluding the AOCI loss on securities and AOCI loss on defined benefit pension plans and other post employment benefits from common equity Tier 1, by the company’s total risk-weighted assets (GAAP). Regions believes that the exclusion of these adjustments provides a meaningful basis for period-to-period comparisons, which management believes will assist investors in analyzing the operating results of the company and predicting future performance. These non- GAAP financial measures are also used by management to assess the performance of Regions’ business. It is possible that the activities related to the adjustments may recur; however, management does not consider the activities related to the adjustments to be indications of ongoing operations. Regions believes that presentation of these non-GAAP financial measures will permit investors to assess the performance of the company on the same basis as that applied by management. Tangible common book value per share is calculated by dividing tangible common shareholders' equity (non-GAAP) by tangible assets (non-GAAP). The numerator for tangible book value per share (non-GAAP), tangible common shareholders' equity (non-GAAP), is calculated by excluding intangible assets and the deferred tax liability related to intangible assets from common shareholders' equity (GAAP). The denominator for tangible book value per share (non-GAAP), tangible assets (non-GAAP), is calculated by excluding intangible assets and the deferred tax liability related to intangible assets from total assets (non-GAAP). Tangible common shareholders’ equity ratios have become a focus of some investors and management believes they may assist investors in analyzing the capital position of the company absent the effects of intangible assets and preferred stock. Analysts and banking regulators have assessed Regions’ capital adequacy using the tangible common shareholders’ equity measure. Because tangible common shareholders’ equity is not formally defined by GAAP or prescribed in any amount by federal banking regulations it is currently considered to be a non-GAAP financial measure and other entities may calculate it differently than Regions’ disclosed calculations. Since analysts and banking regulators may assess Regions’ capital adequacy using tangible common shareholders’ equity to tangible assets, management believes that it is useful to provide investors the ability to assess Regions’ capital adequacy on this same basis. Non-GAAP financial measures have inherent limitations, are not required to be uniformly applied and are not audited. Although these non-GAAP financial measures are frequently used by stakeholders in the evaluation of a company, they have limitations as analytical tools, and should not be considered in isolation, or as a substitute for analyses of results as reported under GAAP. In particular, a measure of earnings that excludes selected items does not represent the amount that effectively accrues directly to stockholders. Additionally, our non-GAAP financial measures may not be comparable to similar non-GAAP financial measures used by other companies and there is no certainty that we will not incur expenses in the future that are similar to those excluded in the calculations of non- GAAP financial measures presented herein. Management and the Board of Directors utilize non-GAAP measures as follows: • Preparation of Regions' operating budgets • Monthly financial performance reporting • Monthly close-out reporting of consolidated results (management only) • Presentation to investors of company performance • Metrics for incentive compensation Note on Forward-Looking Guidance The Company has also provided forward-looking guidance with respect to certain of the non-GAAP measures, which excludes from the corresponding GAAP financial measures the effect of certain adjustments. The Company has not provided a reconciliation of such non-GAAP guidance to guidance presented on a GAAP basis because it cannot predict and quantify without unreasonable effort all of the adjustments that may occur during the period due to the difficulty of presenting the timing and amounts of various items within a reasonable range. Non-GAAP Information

Non-GAAP Reconciliation

Pre-Tax Pre-Provision Income (PPI) Less Charge-Offs to Risk-Weighted Assets

GENERATING Consistent Sustainable Long-term Performance

($ amounts in millions)		Quarter Ended		Year Ended							
		6/30/2026	3/31/2026	2025	2024	2023	2022	2021	2020	2019
Net income available to common shareholders (GAAP)		$ 549	$ 539	$ 2,061	$ 1,774	$ 1,976	$ 2,146	$ 2,400	$ 991	$ 1,503
Preferred dividends (GAAP)		21	20	95	119	98	99	121	103	79
Income tax expense (GAAP)		148	155	587	461	533	631	694	220	403
Income before income taxes (GAAP)		718	714	2,743	2,354	2,607	2,876	3,215	1,314	1,985
Provision for (benefit from) credit losses (GAAP)		68	91	470	487	553	271	(524)	1,330	387
Pre-tax pre-provision income (non-GAAP)		786	805	3,213	2,841	3,160	3,147	2,691	2,644	2,372
Other adjustments:										
Gain on sale of affordable housing residential mortgage loans		—		—	—	—	—	—	—	(8)
Securities (gains) losses, net		40	—	50	208	5	1	(3)	(4)	28
Gains on equity investment		—		—	—	—	—	(3)	(50)	—
Leveraged lease termination gains, net		—		—	—	(2)	(1)	(2)	(2)	(1)
BOLI income		—		—	—	—	—	(18)	(25)	—
Insurance proceeds		—		—	—	—	(50)	—	—	—
FDIC insurance special assessment		—	—	(17)	16	119	—	—	—	—
Salaries and employee benefits—severance charges		—	—	2	30	31	—	6	31	5
Branch consolidation, property and equipment charges		5	—	(5)	3	7	3	5	31	25
Contribution to the Regions Financial Corporation foundation		—		—	—	—	—	3	10	—
Early extinguishment of debt		—		—	—	(4)	—	20	22	16
Acquisition expenses		—		—	—	—	—	—	1	—
Professional, legal and regulatory expenses		—		2	3	1	179	15	7	—
Other Miscellaneous expenses		—		—	(37)	—	—	—	—	—
Total other adjustments		45	—	32	223	157	132	23	21	65
Adjusted pre-tax pre-provision income (non-GAAP)	A	$ 831	$ 805	$ 3,245	$ 3,064	$ 3,317	$ 3,279	$ 2,714	$ 2,665	$ 2,437
Net loan charge-offs (GAAP)	B	$ 102	$ 130	$ 513	$ 458	$ 397	$ 263	$ 204	$ 512	$ 358
Simple avg of 4 trailing quarters of RWAs [1]	C	$ 125,889	$ 125,391	$ 124,909	$ 124,984	$ 126,605	$ 122,121	$ 108,900	$ 108,438	$ 105,996
Annualized PPI - Charge-offs / Average Risk-Weighted Assets	A-B / C	2.32 %	2.18 %	2.19 %	2.09 %	2.31 %	2.47 %	2.30 %	1.99 %	1.96 %

(1) Simple average of 4 trailing quarters of risk-weighted assets calculated from applicable periods' Call Report data.

REGIONS | 75

76 Non-GAAP reconciliation Return on Average Tangible Common Shareholders' Equity Quarter Ended Year Ended ($ amounts in millions) 6/30/2026 3/31/2026 2025 2024 2023 2022 2021 2020 2019 2018 2017 2016 2015 RETURN ON AVERAGE TANGIBLE COMMON SHAREHOLDERS' EQUITY Net income available to common shareholders A $ 549 $ 539 $ 2,061 $ 1,774 $ 1,976 $ 2,146 $ 2,400 $ 991 $ 1,503 $ 1,695 $ 1,199 $ 1,099 $ 998 Average shareholders' equity 18,676 19,077 $ 18,541 $ 17,484 $ 16,522 $ 16,503 $ 18,201 $ 17,382 $ 16,082 $ 15,381 $ 16,665 $ 17,126 $ 16,916 Less: Average intangible assets 5,863 5,869 5,887 5,920 5,960 6,023 5,435 5,239 4,943 5,010 5,103 5,125 5,099 Average deferred tax liability related to intangibles (141) (138) (130) (117) (106) (103) (99) (99) (94) (97) (148) (162) (170) Average preferred stock 1,369 1,369 1,491 1,693 1,659 1,659 1,658 1,509 1,151 820 820 820 848 Average tangible common shareholders' equity B $ 11,585 $ 11,977 $ 11,293 $ 9,988 $ 9,009 $ 8,924 $ 11,207 $ 10,733 $ 10,082 $ 9,648 $ 10,890 $ 11,343 $ 11,139 Return on average tangible common shareholders' equity A/B 19.01% 18.26% 18.25% 17.77% 21.93% 24.05% 21.42% 9.23% 14.91% 17.57% 11.01% 9.69% 8.96%

Non-GAAP Reconciliation

Tangible Common Ratios

GENERATING Consistent Sustainable Long-term Performance

($ amounts in millions, except per share data)		As of and for Quarter Ended 6/30/2026	3/31/2026	12/31/2025	9/30/2025	6/30/2025
TANGIBLE COMMON RATIOS						
Shareholders' equity (GAAP)	A	**$ 18,840**	$ 18,779	$ 19,043	$ 19,049	$ 18,666
Less: Preferred stock (GAAP)		**1,369**	1,369	1,369	1,369	1,369
Common shareholders' equity (GAAP)	B	**17,471**	17,410	17,674	17,680	17,297
Less:						
Intangible assets (GAAP)		**5,859**	5,866	5,873	5,879	5,886
Deferred tax liability related to intangibles (GAAP)		**(143)**	(141)	(138)	(133)	(130)
Tangible common shareholders' equity (non-GAAP)	C	**$ 11,755**	$ 11,685	$ 11,939	$ 11,934	$ 11,541
Less: AOCI, after-tax (GAAP)		**$ (1,922)**	$ (1,718)	$ (1,535)	$ (1,660)	$ (1,967)
Tangible common shareholders' equity excluding AOCI (non-GAAP)	D	**$ 13,677**	**$ 13,403**	**$ 13,474**	**$ 13,594**	**$ 13,508**
Total assets (GAAP)	E	**$ 161,299**	$ 160,741	$ 158,814	$ 159,940	$ 159,206
Less:						
Intangible assets (GAAP)		**5,859**	5,866	5,873	5,879	5,886
Deferred tax liability related to intangibles (GAAP)		**(143)**	(141)	(138)	(133)	(130)
Tangible assets (non-GAAP)	F	**$ 155,583**	$ 155,016	$ 153,079	$ 154,194	$ 153,450
Less: AOCI, pre-tax (GAAP)		**$ (2,574)**	$ (2,302)	$ (2,057)	$ (2,220)	$ (2,631)
Tangible assets excluding AOCI (non-GAAP)	G	**$ 158,157**	$ 157,318	$ 155,136	$ 156,414	$ 156,081
Shares outstanding—end of quarter	H	**853**	854	868	885	894
Total equity to total assets (GAAP)	A/E	**11.68 %**	11.68 %	11.99 %	11.91 %	11.72 %
Tangible common shareholders' equity to tangible assets (non-GAAP)	C/F	**7.55 %**	7.54 %	7.80 %	7.74 %	7.52 %
Common book value per share (GAAP)	B/H	**$ 20.48**	$ 20.39	$ 20.36	$ 19.98	$ 19.35
Tangible common book value per share (non-GAAP)	C/H	**$ 13.78**	$ 13.69	$ 13.75	$ 13.49	$ 12.91
Tangible common shareholders' equity to tangible assets (non-GAAP), ex. AOCI	D/G	**8.65 %**	8.52 %	8.69 %	8.69 %	8.65 %

Regions | 77

Non-GAAP Reconciliation

Net Income Available to Common Shareholders, Adjusted Diluted EPS, and Return Ratios

GENERATING **Consistent Sustainable Long-term Performance**

($ amounts in millions)		Quarter Ended 6/30/2026	3/31/2026	12/31/2025	9/30/2025	6/30/2025	2Q26 vs. 1Q26		2Q26 vs. 2Q25	
Net income available to common shareholders (GAAP)	A	**$ 549**	$ 539	$ 514	$ 548	$ 534	$ 10	1.9 %	$ 15	2.8 %
Adjustments:										
Securities (gains) losses, net		**40**	—	—	25	—	40	NM	40	NM
FDIC insurance special assessment		**—**	—	(14)	(3)	(1)	—	NM	1	100.0 %
Salaries and employee benefits—severance charges		**—**	—	—	—	1	—	NM	(1)	(100.0)%
Branch consolidation, property and equipment charges		**5**	—	—	(5)	—	5	NM	5	NM
Preferred stock redemption expense		**—**	—	—	—	4	—	NM	(4)	(100.0)%
Total adjustments		**45**	—	(14)	17	4	$ 45	NM	$ 41	NM
Tax impact of adjusted items		**(11)**	—	4	(4)	—	(11)	NM	(11)	NM
Adjusted net income available to common shareholders (non-GAAP)	B	**$ 583**	$ 539	$ 504	$ 561	$ 538	$ 44	8.2 %	$ 45	8.4 %
Weighted-average diluted shares	C	**857**	868	880	894	900				
Diluted EPS (GAAP)	A/C	**$ 0.64**	$ 0.62	$ 0.58	$ 0.61	$ 0.59	$ 0.02	3.2 %	$ 0.05	8.5 %
Adjusted diluted EPS (non-GAAP)	B/C	**0.68**	0.62	0.57	0.63	0.60	$ 0.06	9.7 %	$ 0.08	13.3 %
Average shareholders' equity (GAAP)		**18,676**	19,077	18,986	18,688	18,350	(401)	(2.1)%	326	1.8 %
Less: Average preferred stock (GAAP)		**1,369**	1,369	1,369	1,369	1,513	—	— %	(144)	(9.5)%
Average common shareholders' equity (GAAP)	D	**17,307**	17,708	17,617	17,319	16,837	(401)	(2.3)%	470	2.8 %
Less:										
Average intangible assets (GAAP)		**5,863**	5,869	5,876	5,883	5,891	(6)	(0.1)%	(28)	(0.5)%
Average deferred tax liability related to intangibles (GAAP)		**(141)**	(138)	(135)	(131)	(127)	(3)	(2.2)%	(14)	(11.0)%
Average tangible common shareholders' equity (non-GAAP)	E	**$ 11,585**	$ 11,977	$ 11,876	$ 11,567	$ 11,073	(392)	(3.3)%	512	4.6 %
Return on average common shareholders' equity (GAAP)	A/D	**12.73 %**	12.35 %	11.58 %	12.56 %	12.72 %				
Return on average tangible common shareholders' equity (non-GAAP)	A/E	**19.01 %**	18.26 %	17.17 %	18.81 %	19.34 %				
Adjusted return on average tangible common shareholders' equity (non-GAAP)	B/E	**20.18 %**	18.26 %	16.84 %	19.24 %	19.48 %				

NM - Not Meaningful

REGIONS | 78

79 Non-GAAP Reconciliation Pre-Tax Pre-Provision Income (PPI) Quarter Ended ($ amounts in millions) 6/30/2026 3/31/2026 12/31/2025 9/30/2025 6/30/2025 2Q26 vs. 1Q26 2Q26 vs. 2Q25 Net income available to common shareholders (GAAP) $ 549 $ 539 $ 514 $ 548 $ 534 $ 10 1.9% $ 15 2.8 % Preferred dividends and other (GAAP) 21 20 20 21 29 1 5.0% (8) (27.6) % Income tax expense (GAAP) 148 155 174 139 143 (7) (4.5) % 5 3.5 % Income before income taxes (GAAP) 718 714 708 708 706 4 0.6% 12 1.7 % Provision for credit losses (GAAP) 68 91 115 105 126 (23) (25.3) % (58) (46.0) % Pre-tax pre-provision income (non-GAAP) 786 805 823 813 832 (19) (2.4) % (46) (5.5) % Other adjustments: Securities (gains) losses, net 40 — — 25 — 40 NM 40 NM FDIC insurance special assessment — — (14) (3) (1) — NM 1 100.0 % Salaries and employee benefits—severance charges — — — — 1 — NM (1) (100.0) % Branch consolidation, property and equipment charges 5 — — (5) — 5 NM 5 NM Total other adjustments 45 — (14) 17 — 45 NM 45 NM Adjusted pre-tax pre-provision income (non-GAAP) $ 831 $ 805 $ 809 $ 830 $ 832 $ 26 3.2% $ (1) (0.1) % NM - Not Meaningful

Non-GAAP Reconciliation

NII, Non-Interest Income/Expense, and Efficiency Ratio

GENERATING **Consistent Sustainable Long-term Performance**

($ amounts in millions)		Quarter Ended								
		6/30/2026	3/31/2026	12/31/2025	9/30/2025	6/30/2025	2Q26 vs. 1Q26		2Q26 vs. 2Q25	
Non-interest expense (GAAP)	**A**	**$ 1,121**	$ 1,068	$ 1,098	$ 1,103	$ 1,073	$ 53	5.0 %	$ 48	4.5 %
Adjustments:										
FDIC insurance special assessment		**—**	—	14	3	1	—	NM	(1)	(100.0)%
Branch consolidation, property and equipment charges		**(5)**	—	—	5	—	(5)	NM	(5)	NM
Salary and employee benefits—severance charges		**—**	—	—	—	(1)	—	NM	1	100.0 %
Adjusted non-interest expense (non-GAAP)	**B**	**$ 1,116**	$ 1,068	$ 1,112	$ 1,111	$ 1,073	$ 48	4.5 %	$ 43	4.0 %
Net interest income (GAAP)	**C**	**$ 1,277**	$ 1,248	$ 1,281	$ 1,257	$ 1,259	$ 29	2.3 %	$ 18	1.4 %
Taxable-equivalent adjustment		**14**	13	13	12	12	1	7.7 %	2	16.7 %
Net interest income, taxable-equivalent basis	**D**	**$ 1,291**	$ 1,261	$ 1,294	$ 1,269	$ 1,271	$ 30	2.4 %	$ 20	1.6 %
Non-interest income (GAAP)	**E**	**630**	625	640	659	646	5	0.8 %	(16)	(2.5)%
Adjustments:										
Securities (gains) losses, net		**40**	—	—	25	—	40	NM	40	NM
Adjusted non-interest income (non-GAAP)	**F**	**$ 670**	$ 625	$ 640	$ 684	$ 646	45	7.2 %	$ 24	3.7 %
Total revenue	**C+E=G**	**$ 1,907**	$ 1,873	$ 1,921	$ 1,916	$ 1,905	$ 34	1.8 %	$ 2	0.1 %
Adjusted total revenue (non-GAAP)	**C+F=H**	**$ 1,947**	$ 1,873	$ 1,921	$ 1,941	$ 1,905	$ 74	4.0 %	$ 42	2.2 %
Total revenue, taxable-equivalent basis	**D+E=I**	**$ 1,921**	$ 1,886	$ 1,934	$ 1,928	$ 1,917	$ 35	1.9 %	$ 4	0.2 %
Adjusted total revenue, taxable-equivalent basis (non-GAAP)	**D+F=J**	**$ 1,961**	$ 1,886	$ 1,934	$ 1,953	$ 1,917	$ 75	4.0 %	$ 44	2.3 %
Operating leverage ratio (GAAP)	**I-A**									(4.3)%
Adjusted operating leverage ratio (non-GAAP)	**J-B**									(1.7)%
Efficiency ratio (GAAP)	**A/I**	**58.3 %**	56.6 %	56.8 %	57.2 %	56.0 %				
Adjusted efficiency ratio (non-GAAP)	**B/J**	**56.9 %**	56.6 %	57.5 %	56.9 %	56.0 %				
Fee income ratio (GAAP)	**E/I**	**32.8 %**	33.1 %	33.1 %	34.2 %	33.7 %				
Adjusted fee income ratio (non-GAAP)	**F/J**	**34.2 %**	33.1 %	33.1 %	35.0 %	33.7 %				

NM - Not Meaningful

REGIONS | 80

Non-GAAP Reconciliation

Non-Interest Income

GENERATING **Consistent Sustainable Long-term Performance**

($ amounts in millions)	Year Ended 2025	2024	2023	2022	2021	2020	2019	2018	2017	2016	2015	2014	2013	2012	2011
Non-interest income (GAAP)	**$ 2,535**	$ 2,265	$ 2,256	$ 2,429	$ 2,524	$ 2,393	$ 2,116	$ 2,019	$ 1,962	$ 2,011	$ 1,937	$ 1,785	$ 2,096	$ 2,201	$ 2,226
Security (gains) losses, net	**50**	208	5	1	(3)	(4)	28	(1)	(19)	(6)	(29)	(27)	(26)	(48)	(112)
Bank owned life insurance	**—**	—	—	—	(18)	(25)	—	—	—	—	—	—	—	—	—
Leveraged lease terminations income	**—**	—	(2)	(1)	(2)	(2)	(1)	(8)	(1)	(8)	(8)	(10)	(39)	(14)	(8)
Loss on sale of mortgage loans	**—**	—	—	—	—	—	—	—	—	—	—	—	—	—	3
Gain on sale of other assets	**—**	—	—	—	—	—	—	—	—	—	—	—	(24)	—	—
Gain on sale of affordable housing residential mortgage loans	**—**	—	—	—	—	—	(8)	—	(5)	(5)	—	—	—	—	—
Gains on equity investment	**—**	—	—	—	(3)	(50)	—	—	—	—	—	—	—	—	—
Insurance proceeds	**—**	—	—	(50)	—	—	—	—	—	(50)	(91)	—	—	—	—
Adjusted non-interest income (non-GAAP)	**$ 2,585**	$ 2,473	$ 2,259	$ 2,379	$ 2,498	$ 2,312	$ 2,135	$ 2,010	$ 1,937	$ 1,942	$ 1,809	$ 1,748	$ 2,007	$ 2,139	$ 2,109
Less: Business sold in a subsequent period (1)	**$ —**	$ —	$ —	$ —	$ —	$ —	$ —	$ —	$ —	$ —	$ —	$ —	$ 117	$ 111	$ 108
Adjusted non-interest income excluding business sold in a subsequent period(non-GAAP)	**$ 2,585**	**$ 2,473**	**$ 2,259**	**$ 2,379**	**$ 2,498**	**$ 2,312**	**$ 2,135**	**$ 2,010**	**$ 1,937**	**$ 1,942**	**$ 1,809**	**$ 1,748**	**$ 1,890**	**$ 2,028**	**$ 2,001**

(1) In 2018, the Company sold Regions Insurance Group, Inc. and the results of this entity were separately disclosed as discontinued operations in all periods presented externally. The results from Regions Insurance Group, Inc. have been removed in previous periods for comparability.

REGIONS | 81

82 Non-GAAP Reconciliation Non-Interest Expense Twelve Months Ended December 31 ($ amounts in millions) 2025 2024 2023 2022 2021 2020 2019 2018 2017 2016 Non-interest expense (GAAP) $ 4,313 $ 4,242 $ 4,416 $ 4,068 $ 3,747 $ 3,643 $ 3,489 $ 3,570 $ 3,491 $ 3,483 Adjustments: FDIC insurance special assessment 17 (16) (119) — — — — — — — Contribution to Regions Financial Corporation foundation — — — (3) (10) — (60) (40) — Professional, legal and regulatory expenses (2) (3) (1) (179) (15) (7) — — — (3) Branch consolidation, property and equipment charges 5 (3) (7) (3) (5) (31) (25) (11) (22) (58) Expenses associated with residential mortgage loan sale — — — — — — — (4) — — Early extinguishment of debt — — 4 — (20) (22) (16) — — (14) Salary and employee benefits—severance charges (2) (30) (31) — (6) (31) (5) (61) (10) (21) Acquisition expense — — — — — (1) — — — — Other miscellaneous expenses — 37 — — — — — — — — Adjusted non-interest expense (non-GAAP) $ 4,331 $ 4,227 $ 4,262 $ 3,886 $ 3,698 $ 3,541 $ 3,443 $ 3,434 $ 3,419 $ 3,387

83 Quarter Ended ($ amounts in millions) 6/30/2026 3/31/2026 12/31/2025 9/30/2025 6/30/2025 CET1 RATIOS Common Equity Tier 1(1) A $ 13,692 $ 13,419 $ 13,490 $ 13,620 $ 13,533 Adjustments: AOCI gain (loss) on securities(2) (1,192) (1,172) (1,076) (1,241) (1,485) AOCI gain (loss) on defined benefit pension plans and other post employment benefits (384) (387) (391) (396) (401) Common Equity Tier 1 (inclusive of AOCI)(non-GAAP) B $ 12,116 $ 11,860 $ 12,023 $ 11,983 $ 11,647 Total risk-weighted assets(1) C $ 127,748 $ 125,682 $ 123,882 $ 125,386 $ 125,755 Common Equity Tier 1 ratio(1)(3) A/C 10.7% 10.7% 10.9% 10.9% 10.8 % Common Equity Tier 1 ratio (inclusive of AOCI)(non-GAAP)(1)(3) B/C 9.5% 9.4% 9.7% 9.6% 9.3 % Non-GAAP Reconciliation CET1- inclusive of AOCI(4) (1) Common equity Tier 1 as well as Total risk-weighted assets are estimated. (2) Represents AOCI on AFS and HTM securities (3) Amounts calculated based upon whole dollar values (4) Consistent with the proposed Basel III Endgame rules, AOCI for CF hedges remains excluded.

84 Forward-Looking Statements This presentation may include forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. In addition, the company, through its senior management, may from time to time make forward-looking public statements concerning the matters described herein. The words “future,” “anticipates,” “assumes,” “intends,” “plans,” “seeks,” “believes,” “predicts,” “potential,” “objectives,” “estimates,” “expects,” “targets,” “projects,” “outlook,” “forecast,” “would,” “will,” “may,” “might,” “could,” “should,” “can,” and similar terms, expressions, and graphics often signify forward-looking statements. Forward-looking statements are subject to the risk that the actual effects may differ, possibly materially, from what is reflected in those forward-looking statements due to factors and future developments that are uncertain, unpredictable and in many cases beyond our control. Forward-looking statements are not based on historical information, but rather are related to future operations, strategies, financial results or other developments. Forward-looking statements are based on management’s current expectations as well as certain assumptions and estimates made by, and information available to, management at the time the statements are made. Those statements are based on general assumptions and are subject to various risks, and because they also relate to the future they are likewise subject to inherent uncertainties and other factors that may cause actual results to differ materially from the views, beliefs and projections expressed in such statements. Therefore, we caution you against relying on any of these forward-looking statements. These risks, uncertainties and other factors include, but are not limited to, those described below: • Our businesses have been, and may continue to be, adversely affected by conditions in the financial markets and economic conditions generally. • Fluctuations in market interest rates, including the level and shape of the yield curve, may adversely affect our performance. • If we experience greater credit losses in our loan portfolios than anticipated, our earnings may be materially adversely affected. • Any future reductions in our credit ratings may increase our funding costs and place limitations on business activities. • Changes in the soundness of other financial institutions could adversely affect us. • We may suffer losses if the value of collateral declines in stressed market conditions. • Ineffective liquidity management could adversely affect our financial results and condition. • Loss of deposits or a change in deposit mix could increase our funding costs. • We rely on the mortgage secondary market to manage various risks. • We are at risk of a variety of systems failures or errors and cyber-attacks or other similar incidents that could adversely affect customer experience and our business and financial performance. • We are subject to complex and evolving laws, regulations, rules, standards and contractual obligations regarding privacy and cybersecurity, which could increase the cost of doing business, compliance risks and potential liability. • We will continually encounter technological change and must effectively anticipate, develop and implement new technology. • The development and use of AI presents risks and challenges that may adversely impact our business. • Industry competition, including competition from decentralized finance platforms, cryptocurrencies and blockchain technologies could disrupt our business model and adversely affect our revenues, market share or liquidity. • Our operations are concentrated primarily in the South, Midwest and Texas, and adverse changes in the economic conditions in this region can adversely affect our financial results and condition. • Weakness in the residential real estate markets could adversely affect our performance. • Weakness in the commercial real estate markets could adversely affect our performance. • Risks associated with home equity products where we are in a second lien position could adversely affect our performance. • Weakness in commodity businesses could adversely affect our performance. • An outbreak or escalation of hostilities between countries or within a country or region could have a material adverse effect on the U.S. economy and on our businesses. • We are subject to a variety of operational risks, including the risk of fraud or theft by internal or external parties, which may adversely affect our business and results of operations. • We rely on other companies to provide key components of our business infrastructure. • We depend on the accuracy and completeness of information about clients and counterparties. • We are exposed to risk of environmental liability when we take title to property. • We can be negatively affected if we fail to identify and address operational risks associated with the introduction of or changes to products, services and delivery platforms. • Enhanced regulatory and other standards for the oversight of vendors and other service providers can result in higher costs and other potential exposures. • We are, and may in the future be, subject to claims and litigation calling into question our right to use the intellectual property underlying certain technology in our business. Forward-Looking Statements

85 • Weather-related events, pandemics and other natural or man-made disasters could cause a disruption in our operations or lead to other consequences that could adversely impact our financial results and condition. These impacts could be intensified by climate change. Heightening focus on climate change may also carry transition risks that could negatively impact our results of operations and financial condition. • We are subject to sociopolitical risks that could adversely affect our business, reputation and the trading price of our common stock. • Damage to our reputation could significantly harm our businesses. • We are, and may in the future be, subject to litigation, investigations and governmental proceedings that may result in liabilities adversely affecting our financial condition, business or results of operations or in reputational harm. • We are subject to extensive governmental regulation, which could have an adverse impact on our operations and our business model. • We are subject to a variety of risks in connection with any sale of loans we may conduct. • We may be subject to more stringent capital and liquidity requirements. • Rulemaking changes and regulatory initiatives implemented by the CFPB may result in higher regulatory and compliance costs that may adversely affect our results of operations. • We are subject to numerous laws designed to protect consumers, including the CRA and fair lending laws, and a failure to comply with these laws could lead to a wide variety of penalties and other sanctions. • We may not be able to complete future acquisitions, may not be successful in realizing the benefits of any future acquisitions that are completed or may choose not to pursue acquisition opportunities we might find beneficial. • Increases in FDIC insurance assessments may adversely affect our earnings. • Unfavorable results from ongoing stress analyses may adversely affect our ability to retain customers or compete for new business opportunities. • We are a holding company and depend on our subsidiaries for dividends, distributions and other payments. • We may not pay dividends on shares of our capital stock. • Anti-takeover and banking laws and certain agreements and charter provisions may adversely affect share value. • Our amended and restated by-laws designate (i) the Court of Chancery of the State of Delaware as the sole and exclusive forum for certain types of actions and proceedings that may be initiated by our shareholders and (ii) the federal district courts of the United States as the sole and exclusive forum for any action asserting a cause of action arising under the Securities Act, which could limit our shareholders’ ability to obtain a favorable judicial forum for disputes with our company or our company’s directors, officers or other employees. • We face substantial legal and operational risks in our safeguarding and other processing of personal information. • Differences in regulation can affect our ability to compete effectively. • Our businesses may be adversely affected if we are unable to hire and retain qualified employees. • Our operations rely on our ability, and the ability of key external parties, to maintain appropriately staffed workforces, and on the competence, trustworthiness, health and safety of employees. • Our reported financial results depend on management’s selection of accounting methods and certain assumptions and estimates. • If the models that we use in our business perform poorly or provide inadequate information, our business or results of operations may be adversely affected. • Changes in our accounting policies or in accounting standards could materially affect how we report our financial results and condition. The foregoing list of factors is not exhaustive. For discussion of these and other factors that may cause actual results to differ from expectations, look under the captions “Cautionary Note Regarding Forward-Looking Statements and Risk Factor Summary” and “Risk Factors” in Regions’ Annual Report on Form 10-K for the year ended December 31, 2025 and in Regions’ subsequent filings with the SEC. You should not place undue reliance on any forward-looking statements, which speak only as of the date made. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible to predict all of them. We assume no obligation and do not intend to update or revise any forward-looking statements that are made from time to time, either as a result of future developments, new information or otherwise, except as may be required by law. Regions’ Investor Relations contact is Tom Speir at (205) 264-7040; Regions’ Media contact is Jeremy King at (205) 264-4551. Forward-Looking Statements (continued)

Internal Use